                                                                    EXHIBIT 99.1









                              FORM OF CONSOLIDATED
                              M&T BANK CORPORATION
                        RETIREMENT SAVINGS PLAN AND TRUST










                             Effective April 1, 1986

                              M&T BANK CORPORATION
                        RETIREMENT SAVINGS PLAN AND TRUST


                                TABLE OF CONTENTS

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

ARTICLE 1           NAME; EFFECTIVE DATE........................................................................1
     Section 1.01.  Name........................................................................................1
     Section 1.02.  Effective Date..............................................................................1
     Section 1.03.  Intent......................................................................................1

ARTICLE 2           DEFINITIONS.................................................................................1
     Section 2.01.  "Account"...................................................................................1
     Section 2.02.  "Actual Deferral Percentage for Additional Employer
                    Contributions"..............................................................................1
     Section 2.03.  "Actual Deferral Percentage for Pretax Contributions".......................................1
     Section 2.04.  "Additional Employer Contribution"..........................................................1
     Section 2.05.  "After-tax Contribution"....................................................................2
     Section 2.06.  "Affiliated Employer".......................................................................2
     Section 2.07.  "Anniversary Date"..........................................................................2
     Section 2.08.  "Annuity Starting Date".....................................................................2
     Section 2.09.  "Applicable Percentage for After-tax Contributions".........................................2
     Section 2.10.  "Applicable Percentage for Pretax Contributions"............................................2
     Section 2.11.  "Beneficiary"...............................................................................2
     Section 2.12.  "Code"......................................................................................2
     Section 2.13.  "Committee".................................................................................2
     Section 2.14.  "Compensation"..............................................................................2
     Section 2.15.  "Continuous Service"........................................................................3
     Section 2.16.  "Contribution"..............................................................................4
     Section 2.17.  "Corporation"...............................................................................4
     Section 2.18.  "Deferral Percentage for Additional Employer Contributions".................................4
     Section 2.19.  "Deferral Percentage for Pretax Contributions"..............................................4
     Section 2.20.  "Deferral Percentage Test for Additional Employer Contributions"............................4
     Section 2.21.  "Deferral Percentage Test for Pretax Contributions".........................................4
     Section 2.22.  "Distribution"..............................................................................4
     Section 2.23.  "East New York Bank"........................................................................5
     Section 2.24.  "East New York Plan"........................................................................5
     Section 2.25.  "Effective Date"............................................................................5
     Section 2.26.  "Eligible Employee".........................................................................5
     Section 2.27.  "Employee"..................................................................................5
     Section 2.28.  "Employer"..................................................................................5
     Section 2.29.  "Entry Date"................................................................................5
     Section 2.30.  "ERISA".....................................................................................5
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
     Section 2.31.  "ESOP Component"............................................................................5
     Section 2.32.  "FNBR"......................................................................................5
     Section 2.33.  "FNBR Plan".................................................................................5
     Section 2.34.  "M&T Bank Corporation Stock Fund"...........................................................5
     Section 2.35.  "Highly Compensated Employee"...............................................................5
     Section 2.36.  "Investment Fund"...........................................................................6
     Section 2.37.  "M&T Stock".................................................................................6
     Section 2.38.  "Money Market Fund".........................................................................6
     Section 2.39.  "Multiple Use Limitation"...................................................................6
     Section 2.40.  "Non-Highly Compensated Employee"...........................................................6
     Section 2.41.  "Onbank"....................................................................................6
     Section 2.42.  "Onbank Plan"...............................................................................6
     Section 2.43.  "Participant"...............................................................................7
     Section 2.44.  "Period of Severance".......................................................................7
     Section 2.45.  "Plan"......................................................................................7
     Section 2.46.  "Plan Year".................................................................................7
     Section 2.47.  "Pretax Contributions"......................................................................7
     Section 2.48.  "Profit-Sharing Component"..................................................................7
     Section 2.49.  "Qualified Domestic Relations Order"........................................................7
     Section 2.50.  "Required Beginning Date"...................................................................7
     Section 2.51.  "Revaluation Date"..........................................................................7
     Section 2.52.  "Rollover Contribution".....................................................................7
     Section 2.53.  "Salary Reduction Agreement"................................................................7
     Section 2.54.  "Salary Reduction Contribution".............................................................7
     Section 2.55.  "Severance from Service Date"...............................................................7
     Section 2.56.  "Trust".....................................................................................8
     Section 2.57.  "Trustee"...................................................................................8

ARTICLE 3           CREATION; PURPOSE...........................................................................8
     Section 3.01.  Creation and Acceptance of Trust............................................................8
     Section 3.02.  Purpose of Trust............................................................................8

ARTICLE 4           ELIGIBILITY TO PARTICIPATE..................................................................8
     Section 4.01.  Eligibility To Participate..................................................................8
     Section 4.02.  Ceasing To Be an Employee...................................................................9
     Section 4.03.  Participation After Reemployment...........................................................10
     Section 4.04.  Dispute as to Eligibility..................................................................10
     Section 4.05.  Noncontributing Participant................................................................10

ARTICLE 5           CONTRIBUTIONS..............................................................................10
     Section 5.01.  Salary Reduction Contributions.............................................................10
     Section 5.02.  Additional Employer Contributions..........................................................12
     Section 5.03.  Rollover Contributions.....................................................................13
     Section 5.04.  Profits....................................................................................14
     Section 5.05.  Determination of Amount of Contributions...................................................14
     Section 5.06.  Refunds of Excess Contributions............................................................14
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                                       ii

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
     Section 5.07.  Application of the Deferral Percentage Tests to Plan Components............................16
     Section 5.08.  Contributions to Satisfy Acquisition Loan Obligations......................................16

ARTICLE 6           ACCOUNTS...................................................................................17
     Section 6.01.  Separate Accounts and Records..............................................................17
     Section 6.02.  Investment and Valuation of Accounts.......................................................17
     Section 6.03.  Limitations on Annual Additions............................................................18
     Section 6.04.  Vesting....................................................................................19

ARTICLE 7           WITHDRAWALS UPON FINANCIAL HARDSHIP........................................................19
     Section 7.01.  Withdrawals................................................................................19
     Section 7.02.  Order of Withdrawal........................................................................21

ARTICLE 8           LOANS......................................................................................21
     Section 8.01.  Application................................................................................21
     Section 8.02.  Limitations................................................................................21
     Section 8.03.  Terms......................................................................................22
     Section 8.04.  Other Provisions...........................................................................22

ARTICLE 9           DISTRIBUTION OF BENEFITS...................................................................23
     Section 9.01.  Entitlement to Distribution................................................................23
     Section 9.02.  Notice by Employer.........................................................................23
     Section 9.03.  Time of Distribution.......................................................................23
     Section 9.04.  Method of Distribution.....................................................................25
     Section 9.05.  Prohibition on Alienation..................................................................26
     Section 9.06.  Designation of Beneficiary.................................................................26
     Section 9.07.  Rollover Distribution......................................................................26
     Section 9.08.  Distributions to Alternate Payees..........................................................27

ARTICLE 10          THE TRUST AND THE TRUSTEE..................................................................28
     Section 10.01. The Trust..................................................................................28
     Section 10.02. Responsibility for Management and Control of Assets........................................28
     Section 10.03. General Powers of Trustee..................................................................28
     Section 10.04. Payments from and Charges to Trust.........................................................30
     Section 10.05. Duties of the Trustee......................................................................30
     Section 10.06. Immunities of Trustee......................................................................30
     Section 10.07. Removal....................................................................................30
     Section 10.08. Successor Trustee..........................................................................30
     Section 10.09. Vesting of Property in New Trustee.........................................................30
     Section 10.10. Final Settlement of Trustee's Account......................................................31
     Section 10.11. Merger of Trustee..........................................................................31
     Section 10.12. Right to Judicial Accounting...............................................................31

ARTICLE 11          ADMINISTRATION OF THE PLAN.................................................................31
     Section 11.01. The Committee..............................................................................31
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                                       iii

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
     Section 11.02. Agents.....................................................................................32
     Section 11.03. Compensation and Expenses..................................................................32
     Section 11.04. Action by the Committee....................................................................32
     Section 11.05. Records....................................................................................32
     Section 11.06. Defect or Omission.........................................................................32
     Section 11.07. Disqualification of Member.................................................................32
     Section 11.08. Liability of Committee Members.............................................................33
     Section 11.09. Funding Policy.............................................................................33
     Section 11.10. Establishment of Investment Funds..........................................................33
     Section 11.11. Claims by Employees and Participants.......................................................33
     Section 11.12. Rights of Certain Veterans.................................................................33

ARTICLE 12          TERMINATION, CONTINUATION AND MERGER.......................................................33
     Section 12.01. Termination of the Plan....................................................................33
     Section 12.02. Continuation or Merger of Plan.............................................................33

ARTICLE 13          TOP-HEAVY PROVISIONS.......................................................................34
     Section 13.01. Definition of Top-Heavy Plan...............................................................34
     Section 13.02. Top-Heavy Rules............................................................................35
     Section 13.03. Maximum Permissible Contributions and Benefits.............................................36

ARTICLE 14          MISCELLANEOUS..............................................................................36
     Section 14.01. Rights of All Interested Parties Determined by Terms of the Plan...........................36
     Section 14.02. No Employment Rights Created...............................................................36
     Section 14.03. Mistaken Contributions, etc................................................................36
     Section 14.04. Construction...............................................................................36
     Section 14.05. Number and Gender..........................................................................37
     Section 14.06. Notice to Employees........................................................................37
     Section 14.07. Notification of Address....................................................................37
     Section 14.08. Amendments.................................................................................37
     Section 14.09. Headings...................................................................................37
     Section 14.10. Governing Law..............................................................................37

ARTICLE 15          ADMISSION OF CERTAIN EMPLOYEES.............................................................37
     Section 15.01. Former Boeing Company Employees............................................................37
     Section 15.02. Former Chemical Bank Employees.............................................................38
     Section 15.03. Former East New York Employees.............................................................38
     Section 15.04. Former Monroe Savings Bank, F.S.B. Employees...............................................38
     Section 15.05. Former Empire Federal Savings Bank of America Employees....................................38
     Section 15.06. Former Goldome Employees...................................................................39
     Section 15.07. Former Endicott Trust Company Employees and Central Trust Company Employees................39
     Section 15.08. Former Citizens Savings Bank Employees.....................................................39
     Section 15.09. Former Statewide Funding Corp. Employees...................................................39
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                                       iv

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
     Section 15.10. Former Chase Bank Employees................................................................39
     Section 15.11. Former Exchange Mortgage Corp. Employees...................................................39
     Section 15.12. Former Integra Bank Employees..............................................................39
     Section 15.13. Former GreenPoint Bank Employees...........................................................40
     Section 15.14. Former Onbank Employees....................................................................40
     Section 15.15. Former FNBR Employees......................................................................40
     Section 15.16. Former Chase Manhattan Employees...........................................................40
     Section 15.17. Matthews, Bartlett & Dedecker, Inc. Employees..............................................40
     Section 15.18. Former CFS Bank Employees..................................................................40
     Section 15.19. Former Keystone Employees..................................................................40
     Section 15.20. Former Premier Employees...................................................................40

ARTICLE 16          PROTECTED BENEFIT OPTIONS FOR  FORMER PARTICIPANTS IN PLANS  SUBJECT TO
                    CODE SECTIONS 401(a)(11) AND 417...........................................................41
     Section 16.01. Definitions................................................................................41
     Section 16.02. Protected Distribution Options Available to Former Merged Plan Participants................43
     Section 16.03. Additional Protected Distribution Options Available to Former ENY Plan Participants........44
     Section 16.04. Additional Protected Distribution Options Available to Former MHT Plan Participants........45
     Section 16.05. Additional Protected Distribution Options Available to Former Chase Manhattan Plan
                    Participants...............................................................................46
     Section 16.06. Additional Protected Benefit Options for Former MBD Plan Participants......................47
     Section 16.07. Additional Protected Benefit Options for Former Premier Plan Participants..................47
     Section 16.08. Election to Waive the Normal Form of Annuity...............................................48
     Section 16.09. Preretirement Death of Former Merged Plan Participant......................................48
     Section 16.10. Purchase of Annuity........................................................................49
     Section 16.11. Preservation of Code Section 411(d)(6) Benefits............................................49
     Section 16.12. Elimination of Annuity and Installment Distributions.......................................49
     Section 16.13. Repayment of Cashout.......................................................................49

ARTICLE 17          PROTECTED BENEFIT OPTIONS FOR FORMER PARTICIPANTS IN PLANS NOT SUBJECT TO CODE
                    SECTION 401(A)(11).........................................................................50
     Section 17.01. Definitions................................................................................50
     Section 17.02. Protected Benefit Options for Former Chemical Plan Participants............................52
     Section 17.03. Protected Benefit Options for Former Citizens Plan Participants............................53
     Section 17.04. Protected Benefit Options for Former Statewide Plan Participants...........................53
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
     Section 17.05. Protected Benefit Options for Former Chase Plan Participants...............................53
     Section 17.06. Protected Benefit Options for Former Onbank Plan Participants..............................54
     Section 17.07. Protected Benefit Options for Former Onbank ESOP Participants..............................55
     Section 17.08. Protected Benefit Options for Former FNBR Plan Participants................................55
     Section 17.09. Protected Benefit Options for Former Keystone Plan Participants............................56
     Section 17.10. Repayment of Cash-out......................................................................56
     Section 17.11. Preservation of Code Section 411(d)(6) Benefits............................................57

ARTICLE 18          ESOP PROVISIONS............................................................................57
     Section 18.01. General....................................................................................57
     Section 18.02. Right to Distribution of M&T Stock.........................................................57
     Section 18.03. Dividends on M&T Stock.....................................................................58
     Section 18.04. Diversification............................................................................58
     Section 18.05. Voting Rights..............................................................................58
     Section 18.06. Put Rights.................................................................................58
     Section 18.07. Acquisition Loans..........................................................................60
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                              M&T BANK CORPORATION
                        RETIREMENT SAVINGS PLAN AND TRUST

                                   ARTICLE 1

                              NAME; EFFECTIVE DATE


        Section 1.01. Name. This plan shall be known as the M&T Bank Corporation
Retirement Savings Plan and Trust, hereinafter referred to as the "Plan."

        Section 1.02. Effective Date. The Plan shall be effective as of April 1,
1986, hereinafter referred to as the "Effective Date."

        Section 1.03. Intent. The Plan is intended to be a qualified plan under Code Section 401(a) with a qualified cash or deferred arrangement under Code
Section 401(k). The Plan is a combined profit sharing plan/stock bonus plan, and the stock bonus component of the Plan is (i) intended to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7), and (ii) designed to invest primarily in M&T Stock.

                                   ARTICLE 2

                                   DEFINITIONS

        As used in this Plan, and except as otherwise provided herein, the following terms shall have the meaning hereinafter set forth:

        Section 2.01. "Account" shall mean an account established for a Participant pursuant to Article 6 hereof.

        Section 2.02. "Actual Deferral Percentage for Additional Employer
Contributions" shall mean, for a particular Plan Year, the average of the Deferral Percentages for Additional Employer Contributions of each Eligible
Employee in the group for which the Actual Deferral Percentage for Additional
Employer Contributions is to be determined.

        Section 2.03. "Actual Deferral Percentage for Pretax Contributions" shall mean, for a particular Plan Year, the average of the Deferral Percentages for Pretax Contributions of each Eligible Employee in the group for which the Actual Deferral Percentage for Pretax Contributions is to be determined.

        Section 2.04. "Additional Employer Contribution" shall mean a
Contribution made pursuant to Section 5.02 hereof. For purposes of Section 6.01 hereof, Additional Employer Contributions shall include any employer contribution, other than an elective deferral as defined in Code Section 402(g), made to a plan described in Article 16 or 17 hereof.



                                       1

        Section 2.05. "After-tax Contribution" shall mean a Contribution described in Section 5.01(a)(3) hereof. For purposes of Section 6.01 hereof, After-tax Contributions shall include any after-tax contribution made to a plan described in Article 16 or 17 hereof.

        Section 2.06. "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code
Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Treasury Regulations under Code
Section 414(o).

        Section 2.07. "Anniversary Date" shall mean the last day of each Plan Year.

        Section 2.08. "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit that is not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

        Section 2.09. "Applicable Percentage for After-tax Contributions" shall have the meaning provided in Section 5.01(a) hereof.

        Section 2.10. "Applicable Percentage for Pretax Contributions" shall have the meaning provided in Section 5.01(a) hereof.

        Section 2.11. "Beneficiary" shall mean any person to whom a Distribution is payable upon the death of a Participant.

        Section 2.12. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        Section 2.13. "Committee" shall mean the committee appointed by the Corporation in accordance with Section 11.01 hereof.

        Section 2.14. "Compensation" shall have the following meanings:

                (a) For purposes of Sections 5.01(a) and 5.02(a) hereof, an Employee's Compensation shall be the sum of the following amounts paid to the Employee during the calendar year: (1) the Employee's base salary, and (2) in the case of an Employee whose sales commissions for such calendar year are expected to exceed 50% of his total salary from the Employer for such calendar year, 75% of the Employee's sales commissions. All forms of compensation paid in addition to base salary, (including, but not limited to, bonuses, overtime, commissions, and incentives), other than the commissions described in (2) above, are excluded from Compensation.

                (b) For purposes of Sections 2.18 and 2.19 hereof, Compensation shall mean amounts paid with respect to an Eligible Employee in the Plan Year and required to be reported on the Employee's Form W-2 for services performed for the Employer. For any Plan Year, the Committee may elect to include in the definition of the term "Compensation" contributions made on behalf of an Eligible Employee by the Employer pursuant to a salary reduction agreement under Code Section 401(k), 125 or 132(f)(4); provided, however, that such election shall be applied consistently with respect to all Eligible Employees for any such Plan Year.

                (c) Notwithstanding the foregoing, solely for the purposes of Sections 2.35, 6.03, 13.01 and 13.02 hereof, Compensation shall mean an Employee's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an Employer, but shall not include (i) employer contributions to a deferred compensation plan that are not includible in the Employee's gross income for the taxable year in which contributed or any distributions from a deferred compensation plan (other than an unfunded nonqualified plan); (ii) amounts realized from the exercise of a nonstatutory stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; or (iv) other amounts which receive special tax benefits, such as premiums for group term life insurance to the extent not includible in the gross income of the individual. Notwithstanding anything to the contrary in the foregoing sentence, for purposes of these Sections 2.35, 6.03, 13.01 and 13.02 hereof, Compensation shall include (i) any elective deferral (as defined in Code Section 402(g)(3)), and (ii) any amount which is contributed or deferred by an Employer at the election of an Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) or 457.

                (d)     Notwithstanding the foregoing, for purposes other than
Section 2.35 hereof, the amount of Compensation taken into account for any Employee for any calendar year is limited to $150,000 per calendar year (as adjusted in accordance with Code Section 401(a)(17) for cost of living increases). Such limitation shall be prorated for partial years based on the number of actual weeks worked pursuant to applicable Treasury Regulations.

        Section 2.15. "Continuous Service" shall mean the period (1) beginning on the later of (A) the first date that an individual is paid or entitled to payment by the Employer for the performance of duties or (B) the first date, after a Period of Severance that is not counted as Continuous Service, that the individual is entitled to payment by the Employer for the performance of duties, and (2) ending on his Severance from Service Date.

                (a) All periods of Continuous Service shall be aggregated except that Continuous Service of less than 12 months prior to a Period of Severance of 12 months or more shall not be aggregated with subsequent Continuous Service.

                (b) A Period of Severance of less than 12 months shall be counted as Continuous Service. A Period of Severance of 12 months or more shall not be counted as Continuous Service.

                (c) An individual shall also be credited with Continuous Service for service with any corporation that is consolidated or merged with the Employer, or to whose business the Employer is a successor, if such individual becomes an Employee upon such consolidation, merger, or succession.

        Section 2.16. "Contribution" shall mean a contribution made pursuant to
Article 5 hereof.

        Section 2.17. "Corporation" shall mean the Manufacturers and Traders Trust Company.

        Section 2.18. "Deferral Percentage for Additional Employer Contributions" shall mean with respect to an Eligible Employee for a particular Plan Year, the ratio of (a) the sum of (i) Additional Employer Contributions to the Plan made by the Employer with respect to the Eligible Employee (other than Additional Employer Contributions made to meet the requirements of Section 13.02 hereof) and (ii) After-tax Contributions to the Plan made by the Eligible Employee to (b) the Eligible Employee's Compensation from the Employer for the Plan Year, provided that the Employer, at its option and to the extent permitted by Treasury Regulations, may include in (a) above with respect to each Eligible Employee for the Plan Year, the Pretax Contributions to the Plan and qualified nonelective contributions (as defined in Code Section 401(m)(4)(C)) under the Plan or any other plan of the Employer qualified under Code Section 401.

        Section 2.19. "Deferral Percentage for Pretax Contributions" shall mean with respect to an Eligible Employee for a particular Plan Year, the ratio of
(a) the Pretax Contributions (including, except to the extent otherwise provided by Treasury Regulations, Pretax Contributions refunded to the Eligible Employee because of the limitation imposed by Code Section 402(g)) to the Plan made by the Employer with respect to the Eligible Employee for the Plan Year, to (b) the Eligible Employee's Compensation from the Employer for the Plan Year, provided that the Employer, at its option and to the extent provided by Treasury Regulations, may include in (a) above with respect to each Eligible Employee for the Plan Year the amount of Additional Employer Contributions.

        Section 2.20. "Deferral Percentage Test for Additional Employer Contributions" shall mean the test set forth in Section 5.02(b) hereof.

        Section 2.21. "Deferral Percentage Test for Pretax Contributions" shall mean the test set forth in Section 5.01(c) hereof.

        Section 2.22. "Distribution" shall mean a payment pursuant to Article 9, 16 or 17 hereof.

        Section 2.23. "East New York Bank" shall mean The East New York Savings Bank.

        Section 2.24. "East New York Plan" shall mean the 401(k) Plan for the Employees of The East New York Savings Bank.

        Section 2.25. "Effective Date" shall mean April 1, 1986.

        Section 2.26. "Eligible Employee" shall mean an Employee who is eligible to participate in the Plan pursuant to Article 4 hereof.

        Section 2.27. "Employee" shall mean any individual who is employed by the Employer. A leased employee of the Employer, as defined in Code Section 414(n)(2), shall not be considered an Employee.

        Section 2.28. "Employer" shall mean the Corporation and any other Affiliated Employer upon the adoption of the Plan by the board of directors of any such Affiliated Employer and the consent of the board of directors of the Corporation to the adoption of the Plan by any such Affiliated Employer. As the context requires, the term "Employer" as used herein shall apply collectively to all corporations that are Employers under the Plan or singly to an Employer. For purposes of Sections 2.15, 2.44 and 2.55 hereof only, the term "Employer" shall also include any Affiliated Employer.

        Section 2.29. "Entry Date" shall mean the first day of each month of the calendar year.

        Section 2.30. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        Section 2.31. "ESOP Component" shall mean the portion of the Plan consisting solely of the M&T Bank Corporation Stock Fund and the Money Market Fund.

        Section 2.32. "FNBR" shall mean the First National Bank of Rochester or FNB Rochester Corp., as applicable.

        Section 2.33. "FNBR Plan" shall mean the First National Bank of Rochester Retirement Plan.

        Section 2.34. "M&T Bank Corporation Stock Fund" shall mean the Investment Fund established pursuant to Section 11.10 hereof that is invested exclusively in M&T Stock, except that a portion of this Investment Fund may be held in short-term interest-bearing investments pending purchase of M&T Stock and to provide sufficient liquidity for Distributions, hardship withdrawals and loans.

        Section 2.35. "Highly Compensated Employee" shall mean an Eligible Employee who, with respect to the Employer, who is either:

                (a) An Employee who performs services for the Employer during the Plan Year and who during the twelve-month period immediately preceding the Plan Year (the "Lookback Year"):

                        (1)     Was a "5 percent owner" (as defined in Code
Section 414(q)) of an Affiliated Employer, or

                        (2) Received Compensation from an Affiliated Employer in excess of $80,000 (as adjusted under Code Section 414(q)(1) for cost-of-living increases); or

                (b) An Employee who is a "5 percent owner" of an Affiliated Employer during the Plan Year; or

                (c) An Employee who terminated service with the Affiliated Employers prior to the Plan Year, performed no service for an Affiliated Employer during the Plan Year, and was a Highly Compensated Employee for either the year he terminated such service or any Plan Year ending on or after his 55th birthday.

        Section 2.36. "Investment Fund" shall mean a fund established pursuant to Section 11.10 hereof.

        Section 2.37. "M&T Stock" shall mean any class of common stock or preferred stock of M&T Bank Corporation that constitutes employer securities within the meaning of Code Section 409(l).

        Section 2.38. "Money Market Fund" shall mean the Investment Fund established pursuant to Section 11.10 hereof that invests in short-term, interest bearing instruments.

        Section 2.39. "Multiple Use Limitation" shall mean an amount equal to the sum of the following:

                (a) 125 percent of the greater of (1) the Actual Deferral Percentage for Pretax Contributions for Non-Highly Compensated Employees, or (2) the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees; and

                (b)     the lesser of (1) 200 percent of the lesser of (a)(1) or
(a)(2) of this Section 2.39, or (2) 2 percentage points plus the lesser of
(a)(1) or (a)(2) of this Section 2.39.

        Section 2.40. "Non-Highly Compensated Employee" shall mean an Eligible Employee who is not a Highly Compensated Employee.

        Section 2.41. "Onbank" shall mean ONBANCorp, Inc.

        Section 2.42. "Onbank Plan" shall mean the ONBANCorp, Inc. 401(k) Savings Plan.

        Section 2.43. "Participant" shall mean an Employee with an Account or who has a Salary Reduction Agreement in effect.

        Section 2.44. "Period of Severance" shall mean any period commencing with an individual's Severance from Service Date and ending with the first day on which the individual is paid or entitled to payment by the Employer for the performance of duties.

        Section 2.45. "Plan" shall mean the M&T Bank Corporation Retirement Savings Plan and Trust.

        Section 2.46. "Plan Year" shall mean the calendar year.

        Section 2.47. "Pretax Contributions" shall mean Contributions made pursuant to Section 5.01(a)(2) hereof. For purposes of Sections 6.01 and 7.01 hereof, Pretax Contributions shall include any elective deferral contribution, as defined in Code Section 402(g), made to a Merged Plan as defined in Article 16 or 17.

        Section 2.48. "Profit-Sharing Component" shall mean the portion of the Plan consisting of all Investment Funds established pursuant to Section 11.10 hereof other than the M&T Bank Corporation Stock Fund and the Money Market Fund.

        Section 2.49. "Qualified Domestic Relations Order" shall mean a qualified domestic relations order within the meaning of Code Section 414(p).

        Section 2.50. "Required Beginning Date" shall mean, with respect to an individual, April 1 of the calendar year following the later of (1) the calendar year in which the individual attains, or would have attained, age 70 1/2, or (2) if the individual is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which he attained age 70 1/2, the calendar year in which the Participant terminates from service.

        Section 2.51. "Revaluation Date" shall mean each business day of each month of each year.

        Section 2.52. "Rollover Contribution" shall mean a contribution or transfer made pursuant to Section 5.03 hereof. For purposes of Section 6.01 hereof, a Rollover Contribution includes any amount transferred pursuant to Code
Section 402(a)(5) or 408(d)(3) to a plan described in Article 16 or 17 hereof.

        Section 2.53. "Salary Reduction Agreement" shall mean an agreement between an Eligible Employee and the Employer entered into pursuant to Section 5.01(a) hereof.

        Section 2.54. "Salary Reduction Contribution" shall mean the Pretax and After-tax Contributions made pursuant to Section 5.01 hereof.

        Section 2.55. "Severance from Service Date" shall mean the earlier of:

                (a) The date an individual dies, or resigns, retires, or is discharged from service with the Employer; or

                (b) The first anniversary of the commencement of a period during which an individual remains absent from service with the Employer, with or without pay, for any other reason, including, but not limited to, vacation, holiday, sickness, disability, layoff or leave of absence, but excluding a paternity or maternity absence within the meaning of Code Section 410(a)(5)(E)(i); or

                (c) The second anniversary of the commencement of a period during which an individual remains absent from service with the Employer for reason of a paternity or maternity absence within the meaning of Code Section 410(a)(5)(E)(i).

        Section 2.56. "Trust" shall mean the trust created pursuant to Section
3.01 hereof.

        Section 2.57. "Trustee" shall mean the Manufacturers and Traders Trust Company, or such successor or additional Trustee or Trustees as may be appointed from time to time by the Corporation.

                                   ARTICLE 3

                                CREATION; PURPOSE

        Section 3.01. Creation and Acceptance of Trust. A trust is hereby created by the Employer for the benefit of the Eligible Employees and their Beneficiaries. The Trustee agrees to accept the Trust assets and agrees to hold, control, invest, and disburse those assets in accordance with the terms and conditions of this Plan.

        Section 3.02. Purpose of Trust. The Trust created hereby is for the purpose of enabling Eligible Employees of the Employer to share in the profits of the Employer. In no event shall any part of the principal or income of the Trust be paid to or reinvested in the Employer, or be used for any purpose whatsoever other than the exclusive benefit of Eligible Employees and their Beneficiaries, except as may be provided in Section 14.03 hereof relating to Contributions made under a mistake of fact.

                                   ARTICLE 4

                           ELIGIBILITY TO PARTICIPATE

        Section 4.01. Eligibility To Participate.

                (a) Each Employee who was a Participant in the Plan on July 31, 1999 and who is an Employee on August 1, 1999 shall be a Participant in the Plan on August 1, 1999.

                (b) Subject to the provisions of Article 15 hereof, each other Employee shall be eligible to elect to participate in the Plan beginning on any Entry Date following his completion of 12 months of Continuous Service, and on which he is an Employee and at least 21 years of age. An Eligible Employee may elect to participate in the Plan by entering into a Salary Reduction Agreement under
Section 5.01 hereof.

                (c) Notwithstanding (a) and (b) above, if a former FNBR employee (i) was hired by FNBR on or after August 2, 1998, (ii) completed 1000 "Hours of Service" (as defined in Section 1.27 of the FNBR Plan) under the FNBR Plan prior to August 1, 1999, and (iii) became an Employee on or before August 1, 1999, such Employee shall be eligible to elect to participate in the Plan not later than the earlier of (i) any Entry Date coincident with or following the Employee's first anniversary of his date of hire, provided that he is an Employee on any such Entry Date, or (ii) any Entry Date described in (b) above.

                (d) Notwithstanding (a) through (c) above, (i) any Employee who was a participant, or who was eligible to participate, in the Keystone Financial 401(k) Savings Plan ("Keystone Plan") on October 6, 2000, and who was an Employee on October 7, 2000, shall be eligible to participate in this Plan on the first payroll date following October 7, 2000 (provided that he is an Employee on such date), and (ii) any Employee not described in (i) who (A) was hired by Keystone Financial, Inc. or any subsidiary thereof ("Keystone") on or after June 2, 2000, (ii) completed 500 Hours of Service (as defined in the Keystone Plan), and (iii) became an Employee on or before December 1, 2000, such Employee shall be eligible to elect to participate in the Plan not later than the earlier of (i) the first Entry Date coincident with or following the Employee's sixth-month anniversary of his date of hire by Keystone, or (ii) on the first Entry Date coincident with or next following his completion of six months of Continuous Service, provided that he is an Employee on such date.

                (e) Notwithstanding (a) through (d) above, (i) any Employee who was an active participant in the Premier National Bancorp Retirement & Thrift Plan ("the Premier Plan") on February 9, 2001, had a salary reduction authorization (as described in Section 4.1 of the Premier Plan) in effect on such date, and who became an Employee on February 10, 2001, shall be eligible to participate in this Plan on March 9, 2001 (provided that he is an Employee on such date), and (ii) any Employee not described in clause (i) who was an employee of Premier National Bancorp, Inc. or any subsidiary thereof on February 9, 2001 and who became an Employee on February 10, 2001, shall be eligible to participate in the Plan on the first Entry Date coincident with or next following his completion of 12 months of Continuous Service, provided that he is an Employee on such date.

        Section 4.02. Ceasing To Be an Employee. An Eligible Employee who ceases to be an Employee, but who remains employed by the Employer shall cease to be eligible to participate in the Plan commencing on the date he ceases to be an Employee. He shall be eligible to participate again in the Plan commencing on the Entry Date coincident with or next following the first date thereafter that he again becomes an Employee.

        Section 4.03. Participation After Reemployment. A Participant whose service with the Employer terminates shall be eligible to participate again in the Plan commencing on the first date after such termination that he again becomes an Employee.

        Section 4.04. Dispute as to Eligibility. In the event of a dispute as to the eligibility of any individual to participate in the Plan, the decision of the Committee as to such eligibility shall be final and conclusive for all purposes.

        Section 4.05. Noncontributing Participant. An Employee who has not met the eligibility requirements of Section 4.01 hereof and who makes a Rollover Contribution to the Plan pursuant to Section 5.03 hereof shall be treated as a Participant under the Plan for all purposes except that he may not make Salary Reduction Contributions to the Plan.

                                   ARTICLE 5

                                  CONTRIBUTIONS

        Section 5.01. Salary Reduction Contributions.

                (a)     (1)     An Eligible Employee may enter into a written
Salary Reduction Agreement with the Employer (i) at any time in advance of the Eligible Employee's Entry Date, if he elects to participate in the Plan on the first Entry Date coincident with or immediately following his completion of the age and service requirements of Section 4.01 hereof, or (ii) at least 15 days prior to the Eligible Employee's Entry Date, if he elects to participate on an Entry Date following such first Entry Date. The Salary Reduction Agreement shall be applicable to all payroll periods ending on or after the Eligible Employee's Entry Date and shall provide that the Eligible Employee agrees to accept, for the Plan Year covered by the Salary Reduction Agreement, biweekly reductions in his salary payments from the Employer for each payroll period ending on or after the Eligible Employee's Entry Date determined using the Pretax Applicable Percentage and After-tax Applicable Percentage, as described in Sections 5.01(a)(2) and 5.01(a)(3) hereof. These percentages shall be whole percentages, and their sum shall not exceed ten percent or, in the case of a Non-Highly Compensated Employee, fifteen percent. The terms shall also provide that the Salary Reduction Agreement shall terminate on the earlier of the Eligible Employee's Severance from Service Date or on the date he ceases to be an Employee. Further, the terms shall provide that Salary Reduction Contributions shall be suspended for twelve months following a withdrawal under
Section 7.01 hereof.

                        (2) Pretax Contributions for an Eligible Employee will equal (i) the Pretax Applicable Percentage of his Compensation for such payroll period, less (ii) the amounts described in Section 5.01(a)(3)(ii) and
(iii).

                        (3) After-tax Contributions for an Eligible Employee for a payroll period will equal the sum of the following: (i) the After-tax Applicable Percentage of the Eligible Employee for such payroll period multiplied by the Employee's Compensation for such payroll period; (ii) the excess of (A) the designated

Pretax Contributions determined under Section 5.01(a)(2)(i) hereof (and other elective deferrals, as defined in Code Section 402(g)(3), made by the Employer on behalf of the Employee and not distributed or recharacterized as after-tax contributions) over (B) $7,000 (as adjusted under Code Section 402(g) for cost-of-living increases), and (iii) Pretax Contributions that are recharacterized as After-tax Contributions in order to meet the Deferral Percentage Test for Pretax Contributions as authorized by applicable government regulations and under uniform rules.

                        (4) The sum of Pretax Contributions and After-tax Contributions made on behalf of an Employee will be the Salary Reduction Contributions made by or on behalf of the Employee. The Employer will contribute to the Eligible Employee's Account, biweekly, with respect to each payroll period ending on or after the Entry Date next following execution of the Salary Reduction Agreement, a Salary Reduction Contribution in an amount equal to the resultant dollar amount for each payroll period. In no event shall Salary Reduction Contributions for a given Plan Year be made by the Employer later than 30 days following the end of the Plan Year. Salary Reduction Contributions, when combined with any Additional Employer Contributions on behalf of the Eligible Employee, shall not exceed, for any Plan Year, $30,000 (or, if greater, 1/4 of the dollar limitation under Code Section 415(b)(1)(A)).

                (b)     Salary Reduction Contributions made pursuant to this
Section 5.01 shall be governed by the following additional provisions:

                        (1) Pretax Contributions shall be considered as Contributions made by the Employer. Except as otherwise provided in this Plan, After-tax Contributions shall be treated as Contributions made by the Participants and not by the Employer.

                        (2) A Salary Reduction Agreement may be amended effective as of the first payroll period ending on or after the next succeeding Entry Date, to specify a different Applicable Percentage (but not more than ten percent, or, in the case of a Non-Highly Compensated Employee, fifteen percent), resulting in a different dollar amount reduction, by the Participant's giving the Committee written notice at least 15 days in advance of such Entry Date.

                        (3) A Participant may cancel a Salary Reduction Agreement as of a payroll period specified by the Participant (or the first payroll period by which the Committee can implement the cancellation, if later) by giving the Committee written notice at any time in advance of the commencement of such specified payroll period. In the event a Salary Reduction Agreement is canceled, the Participant may enter into a new Salary Reduction Agreement with an effective date of any succeeding Entry Date on which he is an Employee.

                        (4) The Employer may revoke its Salary Reduction Agreements with any or all Participants, or amend its Salary Reduction Agreements with any or all Participants, on a basis which does not discriminate in favor of Highly Compensated Employees if the Employer determines that it will not have sufficient current or accumulated profits or other available funds (determined in accordance with Section 5.04 hereof) to make the Contributions to the Plan required by the Salary Reduction Agreements.

                        (5) The Employer may revoke or amend its Salary Reduction Agreement with any Participant at any time, if the Employer determines that such revocation or amendment is necessary to ensure the limitations set forth in Section 6.03 hereof will not be exceeded with respect to the Participant, or to ensure that the Deferral Percentage Test for Pretax Contributions will be met.

                (c) The Deferral Percentage Test for Pretax Contributions shall be satisfied for a Plan Year if either of the following tests, using the current year data testing method (prior year data testing method in the case of the FNBR Plan for the 1997 and 1998 Plan Years), is met for such Plan Year:

                        (1) The Actual Deferral Percentage for Pretax Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Pretax Contributions for Non-Highly Compensated Employees multiplied by 1.25; or

                        (2) The excess of the Actual Deferral Percentage for Pretax Contributions for Highly Compensated Employees over the Actual Deferral Percentage for Pretax Contributions for Non-Highly Compensated Employees is not more than two percentage points (or such lesser amount as may be designated by Treasury Regulations), and the Actual Deferral Percentage for Pretax Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Pretax Contributions for Non-Highly Compensated Employees multiplied by two (or such lesser amount as may be designated by Treasury Regulations).

                (d) For purposes of determining the Deferral Percentage for Pretax Contributions for a Highly Compensated Employee who is eligible to have elective contributions allocated to his account under two or more plans described in Code Section 401(k) that are maintained by an Affiliated Employer, this Section 5.01 shall be applied by determining the Deferral Percentages for Pretax Contributions as if all such plans were a single plan. In the event such plans have different plan years, all such plans ending with or within the same calendar year shall be treated as a single plan.

                (e) In the event that the Plan satisfies the requirements of Code Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, this Section 5.01 shall be applied by determining the Deferral Percentages for Pretax Contributions as if all such plans were a single plan.

        Section 5.02. Additional Employer Contributions.

                (a) The Employer shall also contribute for each payroll period biweekly, at the same time Salary Reduction Contributions are made, Additional Employer Contributions on behalf of each Participant in amounts equal to the lesser of (i) 75% of the sum of such Salary Reduction Contributions made by or on behalf of such

Participant or (ii) 4.5% of the Participant's Compensation for such payroll period. The Additional Employer Contributions shall be allocated among the Participants' Accounts in the same proportions as the Salary Reduction Contributions, provided that the Additional Employer Contributions shall not discriminate in favor of Employees who are officers, shareholders, or Highly Compensated Employees. In no event shall Additional Employer Contributions for a Plan Year be made later than the time prescribed by law for filing the annual federal tax return of the Employer (including any extensions which have been granted for the filing of such return) for that Plan Year.

                (b) The Deferral Percentage Test for Additional Employer Contributions shall be satisfied for a Plan Year if either of the following tests, using the current year data testing method (prior year data testing method in the case of the FNBR Plan for the 1997 and 1998 Plan Years), is met for such Plan Year:

                        (1) The Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees multiplied by 1.25; or

                        (2) The excess of the Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees over the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees is not more than two percentage points (or such lesser amount as may be designated by Treasury Regulations), and the Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees multiplied by two (or such lesser amount as may be designated by Treasury Regulations).

                (c) In the event that the Plan satisfies the requirements of Code Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, this Section 5.02 shall be applied by determining the Deferral Percentages for Additional Employer Contributions as if all such plans were a single plan.

        Section 5.03. Rollover Contributions. An Employee may contribute to the Plan amounts that may be transferred pursuant to Code Section 402(c) or 408(d)(3) to a plan described in Code Section 401(a) on any Revaluation Date occurring in the 12-month period beginning on the Employee's date of employment. Notwithstanding the preceding, if an Employee (i) retires under the M&T Bank Corporation Pension Plan and receives a single sum distribution therefrom that constitutes an "eligible rollover distribution" (within the meaning of Code
Section 402(c)), and (ii) has an Account under this Plan as of the date of such distribution, the Employee may make a "direct rollover" (within the meaning of Treasury Regulations Section 1.401(a)(31)-1T) of such distribution to this Plan.

        Section 5.04. Profits. Contributions may be made, in the discretion of the Employer, without regard to its profits.

        Section 5.05. Determination of Amount of Contributions. The Employer shall determine the amount of any Contributions to be made by it hereunder, and, in making such determination, it shall be entitled to rely on statements or estimates prepared by it or by an independent public accountant (on the basis of the Employer's records), notwithstanding, and without recalculation for, any subsequent adjustment of the Employer's records or profits. The Trustee shall not be under any duty to inquire into the correctness of the Contributions paid over to the Trustee hereunder; nor shall the Trustee or any other person be under any duty to enforce the payment of the Contributions to be made hereunder; and the Employer's determination of the Contributions hereunder shall be final and conclusive on all persons. The Employer may make such Contributions in cash or in kind. Nothing in this Plan shall entitle any Trustee, Participant or Beneficiary to inquire into or demand the right to inspect the books and records of the Employer.

        Section 5.06. Refunds of Excess Contributions.

                (a) Pretax Contributions and all other amounts deferred on the Participant's behalf in such Plan Year under plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) of the Employer may not exceed the limitation imposed by Code Section 402(g). The Participant may request in writing addressed to the Committee the refund of a specified amount of Pretax Contributions made by the Employer on the Participant's behalf in a particular Plan Year so that the limitation provided in Code Section 402(g)(1) is not exceeded. The request must be received by the Committee no later than the March 1 of the next succeeding Plan Year and must provide a certificate to the effect that, if such refund is not made, amounts deferred on the Participant's behalf in such Plan Year under plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) will exceed the limitation imposed by Code Section 402(g). A Participant will be deemed to have notified the Committee that he has exceeded the limitation imposed by Code Section 402(g) to the extent that he has exceeded such limitation for the taxable year calculated by taking into account only elective deferrals under all plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) of the Employer. Notwithstanding any other provision of the Plan, refund amounts designated by a Participant in accordance with this
Section 5.06(a), adjusted for income or loss allocable thereto for the Plan Year for which such refund is made, shall be refunded to the Participant no later than the April 15 next succeeding such designation.

                (b) Notwithstanding any other provision of this Plan, to the extent necessary to satisfy the Deferral Percentage Test for Pretax Contributions (after first making any recharacterization permitted under Section 5.01(a)(3)(iii) hereof and the Code), the Plan shall refund to Highly Compensated Employees a portion of the Pretax Contributions made on their behalves for the Plan Year, adjusted for income or loss allocable thereto for the Plan Year for which such refund is made. Such refunds shall be made on or before the end of the Plan Year following the Plan Year for which such Contributions were made. The amount that would otherwise be refunded to a Participant under this Section 5.06(b) shall be reduced, in accordance with Treasury Regulations, by any amounts refunded to such Participant under (a) above.

                (c) Notwithstanding any other provision of the Plan, to the extent necessary to satisfy the Deferral Percentage Test for Additional Employer Contributions, the Plan shall refund to Highly Compensated Employees a portion of their After-tax Contributions and the Additional Employer Contributions made on their behalves for the Plan Year, adjusted for income or loss allocable thereto for the Plan Year for which such refund is made. The payments shall be made on or before the end of the Plan Year following the Plan Year for which such Contributions were made. The amount that would otherwise be refunded to the Employee under this Section 5.06(c) shall be reduced, in accordance with Treasury Regulations, by any amounts refunded under (a) and (b) above.

                (d) Notwithstanding any other provision of the Plan and after taking into account the reductions under (a), (b) and (c) above, to the extent that the Actual Deferral Percentage for Pretax Contributions for Highly Compensated Employees plus the Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees exceeds the Multiple Use Limitation, the Plan, in accordance with Treasury Regulations, shall refund to Highly Compensated Employees Contributions made on their behalf in amounts necessary to eliminate such excess. The payments shall be made on or before the end of the Plan Year following the Plan Year for which such Contributions were made.

                (e) In order to identify the Highly Compensated Employees whose Pretax Contributions shall be refunded and to determine the amount by which Highly Compensated Employees' Pretax Contributions must be refunded, the Employer shall:

                                (i)     Determine the maximum Actual Deferral
Percentage for Pretax Contributions for Highly Compensated Employees permitted under Section 5.01(c) hereof;

                                (ii)    Identify the Highly Compensated
Employees with Actual Deferral Percentages for Pretax Contributions in excess of the percentage limit determined pursuant to clause (i) above;

                                (iii)   Determine the dollar amount of the
refund of each such Highly Compensated Employee's Pretax Contributions that would be required so that the Actual Deferral Percentage for Pretax Contributions of Highly Compensated Employees would not exceed the percentage limit determined pursuant to clause (i) above. The dollar amount of such refund shall be determined under a process whereby the Actual Deferral Percentage for Pretax Contributions of the Highly Compensated Employee(s) with the highest Actual Deferral Percentage(s) for Pretax Contributions is reduced so that it is equal to that of the Highly Compensated Employee(s) with the next highest Actual Deferral Percentage for Pretax Contributions. This process shall be repeated until the Actual Deferral Percentage for Pretax Contributions of Highly

Compensated Employees does not exceed the percentage limit determined pursuant to clause (i) above;

                                (iv)    Cause Pretax Contributions equal to the
total dollar amount of Pretax Contributions determined pursuant to the preceding clause (iii) above (the "Excess Deferrals") to be refunded in the amounts and to the Highly Compensated Employees identified in clause (v) below; and

                                (v)     The Pretax Contributions of the Highly
Compensated Employees with the highest dollar amount of Pretax Contributions shall be refunded by the amount required to cause the amount of Pretax Contributions of such Highly Compensated Employee(s) to be equal to the amount of Pretax Contributions of the Highly Compensated Employee(s) who have the next highest dollar amount of Pretax Contributions; provided, however, that if a lesser reduction would equal the amount of Excess Deferrals, the lesser reduction shall be made. The process provided for in this clause (v) shall be repeated until the total amount of refunds equals the amount of Excess Deferrals.

                (f) Each recharacterization of Pretax Contributions as After-tax Contributions shall occur within the two and one-half month period after the close of the Plan Year to which such recharacterization relates. All amounts recharacterized as After-tax Contributions shall be treated as employee contributions for purposes of Code Section 72, Code Section 401(a)(4), Code
Section 401(m) and Treasury Regulations Sections 1.401(k)-1(b) and (d).

                (g) A refund of any Contribution under (a) above shall be withdrawn pro-rata from each of the Investment Funds. In the case of any other refund of a Contribution under this Section 5.06, such refund shall be withdrawn pro-rata from the Investment Funds constituting (i) the Profit-Sharing Component of the Plan, in the case of a refund required with respect to the Profit-Sharing Component of the Plan, and (ii) the ESOP Component of the Plan, in the case of a refund required with respect to the ESOP Component of the Plan.

        Section 5.07. Application of the Deferral Percentage Tests to Plan Components. Notwithstanding any other provision of the Plan to the contrary, both the Deferral Percentage Test for Additional Employer Contributions and the Deferral Percentage Test for Pretax Contributions shall be applied separately with respect to the Profit-Sharing Component of the Plan and the ESOP Component of the Plan.

        Section 5.08. Contributions to Satisfy Acquisition Loan Obligations. Notwithstanding any other provision of the Plan, the Employer shall contribute such amount, if any, as shall be required to permit the Trustee to meet the obligations of the Trust under any Acquisition Loan.

                                    ARTICLE 6

                                    ACCOUNTS

        Section 6.01. Separate Accounts and Records. The Committee shall maintain a separate Account in the name of each Participant and Beneficiary having an interest in the Trust. Contributions on behalf of a Participant shall be credited to his Account. If a Participant is entitled to have an Additional Employer Contribution credited to his Account, but his service with the Employer is terminated before such Contribution has been made to the Trust and such credit effected, such Contribution shall be made and such credit shall be effected as though the Participant's service with the Employer had not terminated. Records shall be kept showing separately the amount of Pretax Contributions, Additional Employer Contributions, After-tax Contributions and Rollover Contributions made on behalf of or by each Participant. A statement of a Participant's Account balance at each March 31, June 30, September 30, and December 31, shall be distributed to him within a reasonable time after each such date.

        Section 6.02. Investment and Valuation of Accounts.

                (a) A Participant shall elect, in writing delivered to the Committee, to have Contributions made on his behalf invested in one or more of the Investment Funds. The election must be made so that the percentage of Contributions invested in any Investment Fund is an integral multiple of five percent.

                (b) As of each Revaluation Date, all income and gains (realized and unrealized) relating to each Investment Fund for the period since the next preceding Revaluation Date shall be credited to, and all losses (realized and unrealized) and expenses of such Investment Fund for the period since the next preceding Revaluation Date shall be charged to, the various Accounts invested in such Investment Fund as of such Revaluation Date, in proportion to the values of the portions of such Accounts invested in such Investment Fund as of the next preceding Revaluation Date.

                (c) A Participant may elect, at the time and in the manner prescribed by the Committee, to change the designation of the Investment Fund or Funds, in which future Contributions on his behalf shall be invested. Each such election must provide that the percentage of the Contributions invested in any Investment Fund shall be an integral multiple of five percent.

                (d) A Participant may elect, at the time and in the manner prescribed by the Committee, to transfer some or all of his Account balance among the Investment Funds. Each such transfer must be made in an integral multiple of five percent of the balance, at the time of the transfer, in the Investment Fund from which an amount is transferred.

                (e) In the event that the Committee liquidates an Investment Fund prior to the termination of the Plan, each Participant shall elect to invest the portion of his

Account and future Contributions, which otherwise would have been invested in the liquidated Investment Fund, in the remaining Investment Fund, or Funds.

        Section 6.03. Limitations on Annual Additions.

                (a) Notwithstanding any other provision of this Plan, in no event shall the Annual Addition to the accounts of any Participant under this Plan and under any other defined contribution plan or plans maintained by the Employer, exceed the lesser of (i) $30,000 (or, if greater, 1/4 of the dollar limitation under Code Section 415(b)(1)(A)) or (ii) 25 percent of such Participant's Compensation for the Plan Year. The Annual Addition taken into account for purposes of the limitations in this Section 6.03 shall be the sum of the following items for the Plan Year: (i) forfeitures allocated to such Participant under all defined contribution plans of the Employer, (ii) the amount of contributions to such plans by the Participant, (iii) all Employer contributions made to such plans on behalf of the Participant for such year and
(iv) for purposes of the $30,000 limit described above, amounts described in Code Sections 415(1)(1) and 419A(d)(2); provided, however, that if, for any Plan Year, the aggregate of the loan repayment contributions under an Employee Stock Ownership Plan allocable to individuals who are Highly Compensated Employees for such Plan Year does not exceed one-third of the total amount of all of the loan repayment contributions under the Employee Stock Ownership Plan for such Plan Year, then that portion of the loan repayment contributions to the Employee Stock Ownership Plan that is applied to the payment of interest on a securities acquisition loan shall not be counted as an Annual Addition. The Annual Addition for any Plan Year before 1987 shall not be recomputed to treat all contributions by an employee to defined contribution plans of the Employer as an Annual Addition. For purposes of this Section 6.03(a), the term "Employee Stock Ownership Plan" means any employee stock ownership plan (as defined in Code
Section 4975(e)(7)) maintained by the Employer or an Affiliated Employer in which Employees are eligible to participate.

                (b) In the event the Annual Additions to the accounts of any Participant under such plans would exceed the limitation set forth in Section 6.03(a) or 6.03(c) hereof for any Plan Year as a result of either the allocation of forfeitures or a reasonable error in calculating a Participant's Compensation, then Salary Reduction Contributions made on behalf of the Participant for any such Plan Year equal to such excess amounts, including any earnings thereon, shall be returned to the Participant.

                (c) For Plan Years beginning before January 1, 2000, if a Participant is also a participant in one or more defined benefit plans maintained by the Employer, the sum of his Defined Contribution Plan Fraction and his Defined Benefit Plan Fraction for any Plan Year shall not exceed 1.0. For purposes of this limitation:

                        (1) The Defined Benefit Plan Fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under defined benefit plans of the Employer in which the Participant participated during the Plan Year (determined as of the close of the Plan Year) and the denominator of which is the lesser of: (i) the product of 1.25, multiplied by the dollar limitation in effect under

Code Section 415(b)(1)(A) for such year, or (ii) the product of 1.4, multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to the Participant under such plans for such Plan Year.

                        (2) The Defined Contribution Plan Fraction for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under defined contribution plans of the Employer as of the close of such Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior calendar year of service (as defined in Code Section 410(a)(3)) with the Employer: (i) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such year (determined without regard to Code Section 415(c)(6)), or (ii) the product of 1.4, multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) (or Code Section 415(c)(7), if applicable), with respect to the Participant under such plans for such Plan Year. The Defined Contribution Plan Fraction for the 1986 Plan Year shall be adjusted, as prescribed by Treasury Regulations, by subtracting an amount from its numerator (not exceeding the numerator) so that the sum of the Defined Contribution Fraction and Defined Benefit Fraction does not exceed 1.0 for the 1986 Plan Year.

                (d) The Employer shall have the power, in order to effect the limitation in Section 6.03(c) hereof, to reduce or limit Annual Additions to the Participant's Account under this Plan; provided that such reduction and/or limitation shall be implemented in a uniform and nondiscriminatory manner and shall be made pursuant to a revocation or amendment of the Participant's Salary Reduction Agreement with the Employer as provided in Section 5.01(b) hereof; and provided further that no such reduction shall be effected until the Employer has first taken steps to reduce the sum of the Participant's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction (but not below 1.0) by reducing the Participant's Defined Benefit Plan Fraction to the extent possible.

        Section 6.04. Vesting. All Accounts shall at all times be fully vested and nonforfeitable, subject to the provisions of Section 14.03 hereof, dealing with Contributions made under a mistake of fact.

                                    ARTICLE 7

                       WITHDRAWALS UPON FINANCIAL HARDSHIP

        Section 7.01. Withdrawals.

                (a) In the event a Participant suffers a financial hardship and upon written application by the Participant, the Committee may permit him to withdraw all or a portion of his Account under the Plan, provided that the withdrawal is made on account of an immediate and heavy financial need of the Participant and does not exceed the lesser of (i) the amount required to meet such financial need, or (ii) the balance in the Participant's Account as of the next preceding Revaluation Date, minus any earning on

Pretax Contributions earned after December 31, 1988. An application for a financial hardship withdrawal under this Section 7.01(a) shall be deemed to be an election by the Participant to make a cash withdrawal from the portion of his Account, if any, invested in the ESOP component of the Plan.

                (b) The determination of whether there is an immediate and heavy financial need will be determined by the Committee in a uniform and nondiscriminatory manner and will be based on all relevant circumstances. It is not necessary that such need be unforeseeable or involuntarily incurred by the Participant. An immediate and heavy financial need will be considered to exist for purposes of this Section 7.01 if a withdrawal is made on account of the following:

                        (1) Medical expenses, described in Code Section 213(d), previously incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

                        (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                        (3) The payment of tuition for the next 12 months of post-secondary education for the Participant, his spouse, child, or dependent;

                        (4) The need to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; and

                        (5) Other expenses listed in Internal Revenue Service revenue rulings or notices, or other Internal Revenue Service documents of general, rather than individual, applicability.

The Committee may determine other needs that constitute immediate and heavy financial needs.

                (c) A distribution will not be considered necessary to satisfy an immediate and heavy financial need to the extent such need may be satisfied from other resources reasonable available to the Participant. The Participant will be required to provide to the Committee a written certification as to the nature of the financial hardship, the funds that are reasonably available to him from other sources, and the amount he desires to withdraw from his Account. The Committee shall not be obligated to make any further investigation as to the facts and circumstances to which the Participant certifies. The sources reasonably available to the Participant include the following:

                        (1) Reimbursement or compensation by insurance or otherwise;

                        (2) Reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                        (3) Cessation of the Participant's Pretax Contributions and After-tax Contributions under the Plan;

                        (4) Other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or loans from commercial sources on reasonable commercial terms; or

                        (5) Assets of the Participant's spouse or minor children reasonably available to the Participant.

        Section 7.02. Order of Withdrawal. In order to provide funds for a withdrawal, amounts shall be withdrawn pro-rata from each of the Investment Funds.

                                    ARTICLE 8

                                      LOANS

        Section 8.01. Application. Subject to the limitations set forth below, a Participant may borrow from his Account. An application for a loan shall be made by a Participant in writing addressed to the Committee on a form prescribed for such purpose. Loans shall be disbursed on or about the 15th day and the 30th day of each calendar month (or if either such day is not a business day, the next succeeding business day). A loan application received by the Committee shall be processed as soon as practicable after it is received, and the loan shall be disbursed on the loan disbursement date coincident with or next following the loan's processing date. In order to provide funds for a loan, amounts shall be withdrawn pro rata from each of the Investment Funds. Within each Investment Fund, amounts to provide funds for a loan shall be withdrawn first from that portion of the Participant's Account that is attributable to Pretax Contributions or other elective deferrals, within the meaning of Code Section 402(g)(3), and then, if necessary, from the portion of the Participant's Account that is not so attributable.

        Section 8.02. Limitations.

                (a) A Participant may have no more than one loan from his Account outstanding at any time, and a Participant may have no more than two loans outstanding during a calendar quarter.

                (b) The amount of a Participant's loan from his Account may not exceed the lesser of (1) $50,000 or (2) 50 percent of the value of the Participant's Account as of the Revaluation Date next preceding the loan processing date, provided that the $50,000 amount in (1) above shall be reduced by the highest outstanding balance of loans, during the 12-month period immediately preceding the date the loan is made, from his Account and from any other "qualified employer plan" (within the meaning of Code Section 72(p)(4)) maintained by any Affiliated Employer.

                (c) The amount of a Participant's loan from his Account may not be less than $1,000.

                (d) A Participant who terminates service with the Employer shall not be eligible to borrow from his Account unless such Participant remains a party-in-interest, within the meaning of ERISA Section 3(14), with respect to the Plan. For purposes of this Section 8.02(d), a Participant shall not be considered to have terminated service with the Employer if he is receiving benefits under the M&T Bank Corporation Long-Term Disability Plan.

        Section 8.03. Terms.

                (a) A loan from an Account shall bear simple interest at an annual rate equal to one percentage point over the rate designated as the M&T Bank Prime rate on the date the loan is processed.

                (b) A loan to a Participant from his Account shall be secured by the loan receivable created by such loan.

                (c) A loan to a Participant from his Account (1) shall be for a term, not more than five years, specified by the Participant in his loan application, and (2) shall be repaid in equal biweekly payments, which shall be deducted from the Employee's biweekly Compensation payments for so long as he is such an Employee. If a Participant's biweekly Compensation is insufficient to make a scheduled loan repayment, the Participant shall pay the difference in cash or by check. A Participant may prepay his loan in full without penalty, but partial prepayments are not permitted.

                (d) If a Participant terminates service with the Employer, his loan shall become immediately due and payable. Notwithstanding the preceding, if a Participant terminates service with the Employer but remains a party-in-interest with respect to the Plan, within the meaning of ERISA Section 3(14), such individual's loan shall not become immediately due and payable, and he shall repay the loan in equal biweekly installments. For purposes of this
Section 8.03(d), an Employee shall not be considered to have terminated service with the Employer if he is receiving benefits under the M&T Bank Corporation Long-Term Disability Plan.

                (e) Loan repayments shall be credited to a Participant's Account based on his current Investment Fund allocation election. If a Participant stops making Salary Reduction Contributions to the Plan prior to paying off his or her loan, the Participant shall notify the Committee, in writing, how he wants his loan repayments allocated among the Investment Funds. If the Participant fails to so notify the Committee, his loan repayments will be allocated equally among the Investment Funds.

        Section 8.04. Other Provisions.

                (a) Failure to make a repayment on a loan when due shall constitute a default. If such a default is not cured within 30 days, the outstanding unpaid balance of the loan shall become immediately due and payable, the Plan will foreclose against the loan receivable securing the loan on the first day on which the defaulting Participant could receive a Distribution under
Article 9 hereof, and the amount of such foreclosure shall be treated as a Distribution.

                (b) The loan receivable created by a loan to a Participant shall be credited to, and only to, his Account.

                (c) A Participant who was a participant in a plan that merged, in whole or in part, into the Plan and who has an outstanding loan transferred from such plan to this Plan shall continue to repay his loan in accordance with the terms of the loan as of the date of such transfer, except that such loan shall be repaid in accordance with Section 8.03(c)(2) hereof.

                (d) Fees for processing and administering a loan to a Participant shall be charged to, and deducted from, the Participant's Account balance.

                                   ARTICLE 9

                            DISTRIBUTION OF BENEFITS

        Section 9.01. Entitlement to Distribution. Upon a Participant's termination of service with the Employer for any reason, he (or in the event of his death, his Beneficiary) shall be entitled to a Distribution in the amount of his Account. A Distribution will be a distribution on account of early retirement if the Participant retires before age 65, but after age 55 and after having completed at least 10 years of service under Section 5.04 of the M&T Bank Corporation Pension Plan.

        Section 9.02. Notice by Employer. The Employer shall certify to the Committee the date of termination of service with the Employer of any Participant. The Committee shall rely on any such certification in determining the extent to which such Participant or his Beneficiary shall be entitled to a Distribution under the Plan.

        Section 9.03. Time of Distribution.

                (a) Where a Participant (or his Beneficiary) becomes entitled to receive a Distribution under Section 9.01 hereof, then, except as otherwise provided in (b), (c), (d) or (e) below, the Distribution shall be made on the 25th day of the month (or as soon as practicable thereafter) next following, by at least 14 days, the date the Participant delivers a written request for a Distribution to the Committee. A Participant may defer his Distribution until no later than the 25th day of the month (or as soon as practicable thereafter) coincident with or next following the date on which the Participant attains age 65.

                (b) Notwithstanding (a) above, if, as of any Revaluation Date following a Participant's termination of service, (1) the value of the Participant's Account does not exceed $5,000, or (2) the Participant has attained age 65, a Distribution of the Participant's Account shall be made on, or as soon as practicable after, any such Revaluation Date.

                (c)     (1)     A Participant shall receive, or begin to
receive, a Distribution of his entire interest in the Plan not later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) in the case of a Participant who is not a 5% owner (as defined in Code Section
416) with respect to the calendar year in which he attained age 70 1/2, the calendar year in which the Participant terminates service.

                        (2) If a Participant (i) is a 5% owner (as defined in Section 416 of the Code) with respect to the calendar year in which the Participant attained age 70 1/2, and (ii) has not terminated from service, then, with respect to each calendar year during which and after the Participant attained age 70 1/2, the Plan shall distribute to the Participant, at his election, either (i) the minimum Distribution required under Code Section 401(a)(9), or (ii) the Participant's Account balance as of the applicable Revaluation Date. Such Distribution shall be made as soon as practicable after
(i) the December 31 of the calendar year in which the Participant attained age 70 1/2, or (ii) the September 30 of any calendar year thereafter. For this purpose, "applicable Revaluation Date" means the Participant's Account balance as of December 31 of the calendar year immediately preceding the calendar year for which the required Distribution is made.

                        (3) Notwithstanding (1) and (2) above, if a Participant (i) attains age 70 1/2 on or before December 31, 1998, but is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which he attains age 70 1/2, and (ii) has not terminated from service, he may elect, at the time and in the manner prescribed by the Committee, to (A) defer any Distribution of his Account until after his termination of service, or (B) to begin (or continue) receiving in-service Distributions of his Account upon his attainment of age 70 1/2. If the Participant elects to receive in-service Distributions of his Account, then, with respect to each calendar year during which and after the Participant attained age 70 1/2, the Plan shall make in-service Distributions to the Participant as if he were a Participant described in (2) above.

                (d) In addition, unless the Participant elects otherwise, Distributions to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which (1) the Participant attains age 65; (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (3) the Participant terminates service with the Employer.

                (e) If a Participant dies after the Required Beginning Date (Annuity Starting Date in the case of an annuity Distribution under Article 16 hereof), any Distribution payable after the death of the Participant shall be made in accordance with the terms of, and at least a rapidly as under, the form of Distribution elected by the Participant and in effect on his date of death. If a Participant dies before such date, any Distribution payable after the death of the Participant shall meet one of the following requirements:

                                (i)     If a Distribution is payable to the
surviving spouse of a Participant, such Distribution shall commence no later than the date on which the Participant would have attained age 70 1/2 and shall be paid over a period no longer than the life of such spouse or a period not extending beyond the life expectancy of such spouse.

                                (ii)    If a Distribution is payable to a
designated Beneficiary other than a surviving spouse, such Distribution shall commence within one year after the date of the Participant's death and shall be paid over a period no longer than the life of such designated Beneficiary or a period not extending beyond the life expectancy of such designated Beneficiary.

                                (iii)   If a Participant has no surviving spouse
or designated Beneficiary, Distribution of the Participant's entire interest in the Plan shall be made within five years of the death of the Participant.

                (f) (1) Each Distribution under the Plan shall be made in accordance with Code Section 401(a)(9), including the minimum death benefit requirements of Code Section 401(a)(9)(G), and the Treasury Regulations thereunder. If any provision of the Plan conflicts with the requirements of Code
Section 401(a)(9) and the Treasury Regulations thereunder, the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder shall supersede any such Plan provision.

                (2) With respect to Distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Treasury Regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This Section 9.03(f)(2) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

                (g) Effective January 1, 1994, if a Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Distribution may be made less than 30 days after the notice required under Treasury Regulation
Section 1.411(a)-11(c) is given provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a Distribution.

        Section 9.04. Method of Distribution.

                (a) A Distribution under this Plan shall be paid in a lump sum (1) to the Participant or to the person or persons designated in a Qualified Domestic Relations Order, or (2) on the death of the Participant, to the Participant's surviving spouse, or, if there is no surviving spouse or the surviving spouse consents, or such consent may not be obtained, as described in
Section 9.06(b) hereof, to a designated Beneficiary.

                (b) A Distribution to a Participant or Beneficiary shall be made in cash, except that, with respect to that portion of an Account invested in the M&T Bank Corporation Stock Fund, the Distribution may be made, at the election of the Participant, either in cash, in M&T Stock, or partly in cash and partly in M&T Stock.

        Section 9.05. Prohibition on Alienation. The rights of a Participant or Beneficiary to receive a Distribution shall not be subject to alienation or assignment, and shall not be subject to anticipation, encumbrance or claims of creditors. Neither a Distribution to the estate of a deceased Participant or Beneficiary or to an heir or legatee of a right to receive a Distribution hereunder, nor a Distribution in accordance with a Qualified Domestic Relations Order, shall be deemed an alienation, assignment or anticipation for the purposes of this Section 9.05.


        Section 9.06. Designation of Beneficiary.

                (a) Each Participant may designate a person or persons who shall receive the Distribution payable hereunder on the death of the Participant, and shall, subject to Section 9.06(b) hereof, have the right to revoke any such designation. Any such designation shall be evidenced by a written instrument filed with the Committee and signed by the Participant. The designation by a Participant of a Beneficiary who is not the Participant's spouse shall require an effective consent thereto by the Participant's spouse or surviving spouse, or a demonstration that such consent may not be obtained, as described in Section 9.06(b) hereof. If no beneficiary designation is on file with the Committee at the time of the death of a Participant, or if such designation is not effective for any reason as determined by the Committee, then payment of the Distribution shall be made to the Participant's surviving spouse or, if there be none surviving, to the estate of the Participant.

                (b) A Participant may designate a person as Beneficiary who is not his spouse if (1) (i) his spouse consents in writing to such designation,
(ii) the designation may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without further consent by the spouse), and (iii) the spouse's consent acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public; or (2) it is established to the satisfaction of the Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.

        Section 9.07. Rollover Distribution.

                (a) Notwithstanding any provision of the Plan to the contrary that would limit a Distributee's election under this Section 9.07, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, as those terms are defined below.

                (b) For purposes of this Section 9.07, an "Eligible Rollover Distribution" is any Distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                        (1) any Distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary or for a specified period of ten years or more;

                        (2) any Distribution to the extent that such distribution is required under Code Section 401(a)(9);

                        (3) the portion of any Distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or

                (4) the portion of any withdrawal from a Participant's Account made upon financial hardship pursuant to Article 7 hereof.

                (c) For purposes of this Section 9.07, an "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan shall include only an individual retirement account or individual retirement annuity.

                (d) For purposes of this Section 9.07, a "Distributee" includes a Participant. In addition, the surviving spouse of a Participant or former Participant, or a Participant's or a former Participant's spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

                (e) For purposes of this Section 9.07, a "Direct Rollover" is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

        Section 9.08. Distributions to Alternate Payees. Notwithstanding any other provisions of the Plan, the Account balance of a Participant may be apportioned between the Participant and an alternate payee, as defined in Code
Section 414(p)(8), either through separate Accounts or by providing the alternate payee a percentage of the Participant's Account, in accordance with the terms of a Qualified Domestic Relations Order. The Plan shall comply with a Qualified Domestic Relations Order that directs the Plan to make a Distribution to an alternate payee of the alternate payee's separate Account or percentage of the Participant's Account prior to the date on which the Participant attains the earliest retirement age, as defined in Code Section 414(p)(4)(B), under the Plan.

                                   ARTICLE 10

                            THE TRUST AND THE TRUSTEE

        Section 10.01. The Trust. All contracts, cash or other property as may from time to time be paid over or delivered to the Trustee, together with any increment thereto and income therefrom, shall be held by the Trustee as herein provided. The assets of the Trust shall be treated as held in a single trust even though portions of such assets are attributable to Accounts of the employees of different Employers.

        Section 10.02. Responsibility for Management and Control of Assets. The Trustee shall have exclusive authority and discretion to manage and control the assets held in trust under the Plan, except that the assets shall be invested as provided in Section 6.02 hereof.

        Section 10.03. General Powers of Trustee. Except as otherwise provided herein, the Trustee in managing and administering the Trust shall be and hereby is empowered and authorized in its sole discretion:

                (a) To Invest. To invest and reinvest the Trust in such securities or other property as it may determine, including, but not limited to, bonds and stock of every kind and class, contracts issued by a legal reserve life insurance company and other property of any kind or description, whether or not such securities or other property are authorized by law for the investment of trust funds generally, under either the laws of the State of New York or under the laws of any other jurisdiction and without regard to the proportion any class of security or securities or other property so held may bear to the entire amount of the Trust. Unless directed by a Participant or the Employer, the Trustee may not invest in securities issued by any Employer or an affiliate of any Employer, as defined in ERISA Section 407(d)(7), or in any "employer real property," as defined in ERISA Section 407(d)(2).

                (b) To Sell. To sell, exchange, transfer, or grant options with respect to any real or personal property at any time held by it, by private contract, public auction, or otherwise, for cash or upon credit, as the Trustee may deem advisable; and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

                (c) To Acquire Real Estate. To acquire any real estate through foreclosure, liquidation, or other salvage of any investment previously made by it; to hold such real estate pending liquidation thereof at such time, in such manner, and upon such terms as the Trustee may deem advisable; to manage, operate, repair, improve, partition, mortgage, or lease such real estate, upon such terms as the Trustee may deem advisable; and to use other trust assets for any of such purposes.

                (d) To Settle Claims. To compromise and settle any obligation due to or from it as Trustee hereunder; to reduce the rate of interest or extend or otherwise modify such obligation; or to foreclose upon default or otherwise enforce such obligation.

                (e) To Vote Securities. To vote in person or by proxy any stock, bonds, or other securities held by it; to exercise any options appurtenant thereto for the conversion thereof into other stocks, bonds or securities; to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payments therefor; and to join in, dissent from, or oppose the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties in which it may be interested as Trustee. Notwithstanding the preceding sentence, the Trustee shall vote shares of M&T Stock held in the Trust in accordance with
Section 18.05 hereof.

                (f) To Hold Certain Securities. To accept and hold any securities or other property received by it under the provisions hereof, whether or not the Trustee would be authorized hereunder then to invest in such securities.

                (g) To Make Instruments. To make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments.

                (h) To Borrow. To borrow or raise monies for the purposes of the Trust from any person or persons, including the Trustee, in its corporate nonfiduciary capacity, and for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the assets of the Trust; and no person loaning money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing.

                (i) To Transfer to Nominee. To cause any investments from time to time held by it to be registered in, or transferred into, its name as Trustee or the name of its nominee or nominees, or to retain such investments unregistered or in form permitting transfer by delivery; but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                (j) To Hold Property. To hold any property at any place, except that the indicia of ownership of any part of the Trust shall not be maintained outside of the jurisdiction of the district courts of the United States, except as permitted by regulations issued under ERISA Section 404(b).

                (k) To Appoint Agents. To appoint such agents, including counsel, as it may deem advisable for the administration of the Trust.

                (l) To Hold Unproductive Assets. To retain in cash and keep unproductive of income such amount of the Trust as it may deem advisable, or as the Employer may direct for the payment of benefits. The Trustee shall not be required to pay interest on such balances or on cash in its hands.

                (m) To Invest in Deposits. To invest all or a part of the assets of the Trust in interest-bearing deposits with the Employer in its corporate, nonfiduciary capacity or with a bank or similar financial institution which is an affiliate of the Employer, including, but not limited to, investments in time deposits, savings deposits, certificates of deposit or time accounts which bear a reasonable rate of interest.

                (n) General Powers To Further Purposes of Trust. To do all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to any assets constituting a part of the Trust as are necessary to carry out the purposes of the Plan.

        Section 10.04. Payments from and Charges to Trust. Upon direction of the Committee, the Trustee shall pay from and charge to the Trust from time to time, such amounts as the Committee shall certify in writing are for the payment of benefits pursuant to the Plan.

        Section 10.05. Duties of the Trustee. The Trustee shall keep and maintain such accounts and records as it shall deem necessary and proper to record its transactions with respect to its administration of the Trust, and shall make to the Committee such periodic reports as the Trustee shall deem necessary or proper.

        Section 10.06. Immunities of Trustee. Except for its or his own negligence, willful misconduct or breach of fiduciary responsibility under ERISA, neither the Trustee nor any officer, director or employee thereof, as such, nor any agent of any of the foregoing shall have any liability hereunder. Nothing contained in this Plan shall be construed as obligating the Trustee either in its corporate or fiduciary capacity to make any payment or disbursement except from property held under the Trust. The Trustee's duties and obligations shall be limited to those expressly imposed upon it under the Plan or applicable law.

        Section 10.07. Removal. The Corporation may remove the Trustee by filing written notice of removal with the Trustee. Such removal may be with respect to all of the Trust or any part thereof designated by the Corporation in such notice. Such removal shall take effect on any date at least 60 days after the filing of such notice, or on the date a successor Trustee shall have been appointed, as provided in Section 10.08 hereof, whichever is earlier.

        Section 10.08. Successor Trustee. In case the position of Trustee shall become vacant for any reason, a successor shall be appointed by the Corporation, and a written notice of such appointment shall be delivered to the successor so appointed and to the Trustee ceasing to act if it is in existence.

        Section 10.09. Vesting of Property in New Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Corporation an instrument in writing accepting such appointment. Thereupon such successor Trustee shall become vested with all the properties, powers and duties of the predecessor Trustee with respect to the Trust or any part thereof for which it is appointed successor Trustee. On the written request of the Corporation or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to the successor Trustee, the properties, rights, powers and duties with respect to the Trust or any part thereof for which the successor Trustee is appointed; and shall assign, transfer and deliver to the successor Trustee any properties held in the Trust or in its custody which are to be held by the successor Trustee.

        Section 10.10. Final Settlement of Trustee's Account. Within 60 days after the resignation or removal of a Trustee, the Trustee shall file with the Corporation a written report setting forth all investments, receipts, disbursements and other transactions effected by it since its last report, and showing each asset held at the date of resignation or removal and the cost thereof as carried on the books of the Trustee. If within 90 days from the date of filing such account, the Corporation or any Participant shall fail to file with the Trustee written exceptions or objections to such account, the Trustee, including the Trustee who has been removed or who has resigned, shall be released and discharged from any liability or accountability to anyone with respect to the transactions covered by such account.

        Section 10.11. Merger of Trustee. Any corporation into which the Trustee is merged or with which it is consolidated, or any corporation resulting from a merger, reorganization or consolidation to which the Trustee is a party, or any corporation to which substantially all the trust business of the Trustee is transferred shall become the successor Trustee without the execution or filing of any other instrument or the performance of any other act.

        Section 10.12. Right to Judicial Accounting. Nothing contained in the Plan shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts. Upon any proceeding by the Trustee for a judicial settlement of its accounts or for instructions, the only necessary party thereto in addition to the Trustee shall be the Corporation. None of the Participants or Beneficiaries of the Plan shall have any right to compel an accounting, judicial or otherwise, by the Trustee, and all of them shall be bound with respect to all accounts submitted by the Trustee to the Corporation as provided by the Plan.

                                   ARTICLE 11

                           ADMINISTRATION OF THE PLAN

        Section 11.01. The Committee.

                (a) The Board of Directors of the Corporation shall appoint the Committee, consisting at all times of at least three individuals, which shall administer this Plan in accordance with its terms. The Committee shall have the authority to control and manage the operation and administration of the Plan and the responsibility of filing and distributing reports and returns with or to government agencies and Participants and Beneficiaries as required under ERISA and the Code. The Committee shall be the Plan administrator within the meaning of ERISA Section 3(16).

                (b) Any individual, including an officer, director, shareholder or employee of the Employer, shall be eligible for appointment as a member of the Committee.

                (c) Each member of the Committee shall serve until his death or resignation. The Board of Directors of the Corporation may at any time remove a member of the Committee and appoint a successor.

                (d) Members of the Committee serving from time to time shall be named fiduciaries within the meaning of ERISA Section 402(a)(1).

                (e) Members of the Committee, by a written instrument, may allocate their responsibilities to control and manage the operation of the Plan and the responsibility to file reports and returns among themselves, and may designate other persons to carry out such responsibilities. If a member agrees to such an allocation, such member shall not be liable for any act or omission of the person to whom such responsibility is allocated except as provided in ERISA Section 405(c)(2). If the members have made such an allocation or designation, the members shall not be liable for any act or omission of the person to whom such responsibility is allocated or who is so designated, except as provided in ERISA Section 405(c)(2).

        Section 11.02. Agents. The Committee may employ such agents, including counsel, as it may deem advisable for the administration of the Plan. Such agents need not be Participants.

        Section 11.03. Compensation and Expenses. Members of the Committee shall serve without compensation as members, but the Employer shall pay all the expenses of the Committee. To the extent permitted by law, the Employer shall indemnify each member of the Committee and any employee of the Employer who has been designated to carry out responsibilities pursuant to Section 11.01(e) hereof against any liability (not reimbursed by insurance) incurred in the course of the administration of the Plan, except liability arising from his own negligence, willful misconduct or breach of fiduciary duty under ERISA.

        Section 11.04. Action by the Committee. Action of the Committee shall be by majority vote either at a meeting or in writing without a meeting; however, a direction, certificate, statement or other declaration signed by any member of the Committee designated by it as its representative to sign such document shall be conclusive evidence of the regularity of such direction, certificate, statement or declaration.

        Section 11.05. Records. The acts and decisions of the Committee shall be duly recorded. The Committee shall make available for examination by any Participant during the business hours of the Corporation a copy of this Plan and such records as may pertain to the computation of benefits of such Participant.

        Section 11.06. Defect or Omission. Any defect, omission or inconsistency in this Plan shall be referred by the Committee to the Board of Directors of the Corporation for such action as may be necessary to correct such defect, supply such omission, or reconcile such inconsistency.

        Section 11.07. Disqualification of Member. A member of the Committee shall not vote upon any question relating specifically to himself or his Beneficiary.

        Section 11.08. Liability of Committee Members. Except for his own negligence, willful misconduct, or breach of fiduciary duty under ERISA, no member of the Committee nor any agent or other person appointed by the Committee or member thereof shall be liable to anyone for any act or omission in the course of the administration of the Plan.

        Section 11.09. Funding Policy. The Committee shall establish and review a funding policy consistent with the objectives of the Plan.

        Section 11.10. Establishment of Investment Funds. The Committee shall establish the Investment Funds in which Participants may elect, pursuant to
Section 6.02 hereof, to invest Contributions made on their behalf and the amounts of their Accounts. The Investment Funds shall include the Money Market Fund and the M&T Bank Corporation Stock Fund. The Committee may, from time to time, establish new Investment Funds or discontinue and liquidate an existing Investment Fund; provided, however, that the Committee shall not discontinue the Money Market Fund or the M&T Bank Corporation Stock Fund. In no event shall the number of Investment Funds be fewer than three.

        Section 11.11. Claims by Employees and Participants. Any question as to the eligibility of any individual to become a Participant or the calculation of benefits of a Participant shall be determined by the Committee in accordance with the terms of the Plan. If any individual excepts to the decision of the Committee, the Committee, upon request, shall provide the individual with a copy of the claims procedure followed by the Committee. Upon exhaustion of the claims procedure, the determination of the Committee shall be final and conclusive for all purposes.

        Section 11.12. Rights of Certain Veterans. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code
Section 414(u).

                                   ARTICLE 12

                      TERMINATION, CONTINUATION AND MERGER

        Section 12.01. Termination of the Plan. Upon the complete or partial termination of the Plan, the assets of the Trust shall continue to be held in the Trust, and Distributions and withdrawals shall continue to be made in accordance with the terms of this Plan.

        Section 12.02. Continuation or Merger of Plan.

                (a) The Plan may be continued by any other organization succeeding to the business of the Employer if some or all of the Participants are employed by any such successor organization and if such organization agrees to assume the liabilities of this Plan to such Participants.

                (b)     (i)     This Plan shall not be merged, consolidated
with, or transfer its assets or liabilities to, any other plan unless each Participant would receive (if the transferee plan then terminated) a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

                (ii) Except as otherwise provided in Article 16 or 17 hereof, if an account ("Transferred Account") is transferred from another defined contribution plan ("Transferor Plan") to this Plan and the Transferor Plan provides an optional form of benefit (as defined in Treasury Regulations Section 1.411(d)-4) with respect to all or a portion of the Transferred Account that is not otherwise available under this Plan, the optional form of benefit shall be provided under this Plan with respect to the applicable portion of the Transferred Account to the extent required by, and subject to such terms and conditions imposed by the Committee consistent with, the provisions of Code
Section 411(d)(6) and the Treasury Regulations thereunder.

                                   ARTICLE 13

                              TOP-HEAVY PROVISIONS

        Section 13.01. Definition of Top-Heavy Plan. This Plan shall be considered a Top-Heavy Plan for a Plan Year if, on the Determination Date (as defined below), the Cumulative Accrued Benefits (as defined below) of Key Employees (as defined below) exceed 60% of the Cumulative Accrued Benefits of all Participants under the Plan or, if the Plan is included in an Aggregation Group (as defined below), under all plans included in an Aggregation Group. For purposes of this Article 13, the following terms shall have the following meanings:

                (a) "Determination Date" shall mean the last day of the preceding Plan Year, or, for the first Plan Year of the Plan, the last day of the first Plan Year.

                (b) "Cumulative Accrued Benefit" shall mean, with respect to a Participant, the sum of the value of his defined contribution accounts under all defined contribution plans (including this Plan) included in an Aggregation Group, plus the present value of his accrued benefits under all defined benefit plans included in an Aggregation Group, provided that there shall not be taken into account any amount with respect to (1) a Participant who has not performed any services for an Affiliated Employer at any time during the five-year period ending on the Determination Date or (2) a non-Key Employee who was a Key Employee in any prior Plan Year, and provided further that there shall be taken into account any distributions from any such plan, including any terminated plan that would be included in an Aggregation Group had it not terminated, made during the five-year period ending on the Determination Date and any contributions due but unpaid as of the Determination Date. The value of the Account balance and the present value of accrued benefits will be determined as of the most recent Determination Date, except as provided in Code Section 416 and regulations thereunder for the first and second Plan Years. The accrued benefit in a defined benefit plan of an employee other than a Key Employee shall be determined under (a) the method, if any, uniformly applied for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

                (c) "Aggregation Group" shall mean each plan of the Employer in which a Key Employee is a participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, provided that there may also be included, at the election of the Corporation, any other plan of the Employer if the Aggregation Group, taking into account such other plan, would continue to meet the requirements of Code Sections 401(a)(4) and 410.

                (d) "Key Employee" shall mean any employee of an Affiliated Employer who at any time during the Plan Year or any of the four preceding PlanYears is: (i) an officer of an Affiliated Employer having Compensation greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year; (ii) one of the ten employees having Compensation greater than the limit in effect under Code Section 415(c)(1)(A) for any such Plan Year and owning (or considered as owning within the meaning of Code Section
318) the largest interests in the Employer; (iii) any owner (or the person considered to own within the meaning of Code Section 318) of more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Affiliated Employer; or (iv) any owner of more than one percent of the stock of the Affiliated Employer (determined under clause (iii) hereof by substituting one percent for five percent) and has Compensation from an Affiliated Employer of more than $150,000.

                (e) "NonKey Employee" shall mean any employee who is not a Key Employee.

                (f) "Present Value" shall be computed by discounting benefits only for a reasonable mortality rate and 5% annual interest rate.

        Section 13.02. Top-Heavy Rules. If the Plan is a Top-Heavy Plan, as defined in Section 13.01 hereof, for a Plan Year, the following rules shall apply during such Plan Year, notwithstanding any provision of the Plan to the contrary:

                (a) The Employer shall contribute annually with respect to each Participant who is not a Key Employee a Minimum Amount, determined without taking into account Pretax Contributions and other elective deferrals within the meaning of Code Section 402(g), equal to the lesser of: (1) 3 percent of each such Participant's Compensation or (2) the percentage at which Contributions (other than After-tax Contributions) are made (or required to be made) for the year for the Key Employee for whom such percentage is the highest for such year.

                (b) The Minimum Amount requirement shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year or to any Participant covered under any qualified plan of an Employer participating in the Plan under which the appropriate test provided in Code Section 416(c) is satisfied for such Plan for the Plan Year.

                (c) If a Participant participates in the Plan and a defined benefit plan of the Employer in a Plan Year in which the Plan is Top-Heavy, Contributions (other than After-tax Contributions) made on behalf of the Participant for such Plan Year shall be not less than 5% of such Participant's Compensation.

                (d) For purposes of this Section 13.02(d), all defined contribution plans of the Employer shall be aggregated to the end that the percentage rules shall be satisfied if the aggregate contributions made on behalf of each non-Key Employee to all defined contribution plans equals 3% (or the applicable lesser percentage) or 5%, as the case may be, of that non-Key Employee's Compensation.

        Section 13.03. Maximum Permissible Contributions and Benefits. For any Plan Year in which the Plan is Top-Heavy "1.0" shall be substituted for "1.25" in Sections 6.03(c)(1)(i) and 6.03(c)(2)(i) hereof.

                                   ARTICLE 14

                                  MISCELLANEOUS

        Section 14.01. Rights of All Interested Parties Determined by Terms of the Plan. The Plan and Trust are purely voluntary on the part of the Employer, the Trust shall be the sole source of benefits provided in the Plan, and in no event shall the Employer be liable or responsible therefor. The Plan shall be binding upon all parties thereto and all Participants, and upon their respective heirs, executors, administrators, successors, and assigns, and upon all persons having or claiming to have any interest of any kind or nature under the Plan or the Trust.

        Section 14.02. No Employment Rights Created. The creation and maintenance of the Plan shall not confer any right to continued employment on any employee, and all employees shall remain subject to discharge to the same extent as if the Plan had never been established.

        Section 14.03. Mistaken Contributions, etc. The assets of the Plan shall not inure to the benefit of the Employer, and shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the foregoing sentence, if the Committee determines that a Contribution was made by an Employer under a mistake of fact, as provided in Code Section 401(a)(2), such Contribution may be returned to the Employer, at the discretion of the Employer, within six months after such determination.

        Section 14.04. Construction. It is intended that this Plan shall be construed so that (i) the Profit-Sharing Component of the Plan qualifies as a profit-sharing plan meeting the requirements of Code Section 401(a), (ii) the ESOP Component of the Plan qualifies as a stock bonus plan meeting the requirements of Code Sections 401(a) and 4975(e)(7), and (iii) the cash or deferred arrangement of the Profit-Sharing Component and ESOP Component qualifies as such under Code Section 401(k).

        Section 14.05. Number and Gender. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine and neuter, the feminine to include the masculine and neuter, and the neuter to include the masculine and feminine.

        Section 14.06. Notice to Employees. Notice of the existence and the provisions of this Plan and amendments thereto shall be communicated to all persons who are or who become Eligible Employees.

        Section 14.07. Notification of Address. Each person eligible to receive benefits under the Plan shall notify the Committee in writing of his post office address and any change of post office address thereafter. Any communication, statement or notice addressed to such person at his last post office address as filed with the Committee (or if no post office address was filed with the Committee, then his last post office address shown by the Employer's payroll records) will be binding upon such person for all purposes of this Plan, and neither the Employer nor the Committee shall be obligated to search for or ascertain the whereabouts of any such person.

        Section 14.08. Amendments. The Corporation, by action of its Board of Directors or the Executive Committee thereof, reserves the right to amend, alter, modify or suspend, in whole or in part, any provision or provisions of this Plan at any time, retroactively or otherwise, without the consent of the Trustee, provided that (a) no such action shall cause or permit any portion of the corpus or income of the Trust to revert to or become the property of or be used for the benefit of the Employer, or divert any portion of the corpus or income of the Trust for purposes other than the exclusive benefit of the Participants and their Beneficiaries, and (b) no protected benefit (within the meaning of Code Section 411(d)(6)) shall be reduced or eliminated by Plan amendment, or otherwise, except as permitted under Code Section 411(d)(6). Any such amendment, alteration, modification or suspension shall be set forth in a written instrument executed by the Corporation.

        Section 14.09. Headings. The headings and subheadings in this Plan are inserted for convenience and reference only and are not intended to be used in construing this Plan or any provision hereof.

        Section 14.10. Governing Law. This Plan shall be construed according to the law of the State of New York and applicable federal law, and all provisions hereof shall be administered according to the law of the State of New York and applicable federal law.

                                   ARTICLE 15

                         ADMISSION OF CERTAIN EMPLOYEES

        Section 15.01. Former Boeing Company Employees.

                (a) General. For purposes of this Section 15.01, a former Boeing Company employee is an Employee who was employed by Boeing Company on September 30, 1986 and became employed by the Employer on October 1, 1986.

                (b) Entry Date. The term "Entry Date" for a former Boeing Company employee shall include, in addition to the Entry Dates specified in
Section 2.29 hereof, October 1, 1986.

                (c) Continuous Service. Boeing Company shall be considered an Employer for the sole purpose of determining the Continuous Service of a former Boeing Company employee.

                (d) Compensation. The Compensation of a former Boeing Company employee for the Plan Year ending December 31, 1986 shall be his or her annual salary with the Employer on October 1, 1986.

        Section 15.02. Former Chemical Bank Employees.

                (a) General. For purposes of this Section 15.02, a former Chemical Bank employee is an Employee (1) who was employed by Chemical Bank on October 14, 1988 and became employed by the Employer on October 17, 1988, or (2) who was employed by Chemical Bank on December 8, 1994 and became employed by the Employer on December 9, 1994.

                (b) Continuous Service. Chemical Bank and any employer described in Appendix V of the Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies that is the employer of a former Chemical Bank employee described in such Appendix V shall be considered Employers for the sole purpose of determining the Continuous Service of a former Chemical Bank employee.

        Section 15.03. Former East New York Employees. If an Employee attained age 21 on or before December 31, 1989 and completed 1000 "Hours of Service" with the East New York Bank, under the terms of the East New York Plan, as in effect on December 31, 1989, during the period in 1989 commencing on his date of employment with East New York Bank, or an anniversary thereof, and ending on December 31, 1989, such Employee shall be eligible to participate in this Plan on January 1, 1990.

        Section 15.04. Former Monroe Savings Bank, F.S.B. Employees. A former employee of Monroe Savings Bank, F.S.B. who became an Employee on January 29, 1990 shall be eligible to participate in the Plan on January 1, 1991 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Monroe Savings Bank, F.S.B. is an Eligible Employee, his service with Monroe Savings Bank, F.S.B. shall be counted.

        Section 15.05. Former Empire Federal Savings Bank of America Employees. A former employee of Empire Federal Savings Bank of America who became an Employee on September 29, 1990 shall be eligible to participate in the Plan on July 1, 1991 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Empire Federal Savings Bank of America is an Eligible Employee, his service with Empire Federal Savings Bank of America shall be counted.

        Section 15.06. Former Goldome Employees. A former employee of Goldome who became an Employee on June 1, 1991 shall be eligible to participate in the Plan on January 1, 1992 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Goldome is an Eligible Employee, his service with Goldome shall be counted.

        Section 15.07. Former Endicott Trust Company Employees and Central Trust Company Employees. A former employee of Endicott Trust Company or Central Trust Company who became an Employee on July 1, 1992 shall be eligible to participate in the Plan on January 1, 1993 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Endicott Trust Company or Central Trust Company is an Eligible Employee, his service with Endicott Trust Company or Central Trust Company shall be counted.

        Section 15.08. Former Citizens Savings Bank Employees. A former Citizens Savings Bank employee is an Employee who was employed by Citizens Savings Bank, F.S.B. prior to December 1, 1994. Citizens Savings Bank, F.S.B. shall be an Employer for the purpose of determining the Continuous Service of a former Citizens Savings Bank employee.

        Section 15.09. Former Statewide Funding Corp. Employees. A former Statewide Funding Corp. employee is an Employee who was employed by Statewide Funding Corp. prior to March 26, 1995. Statewide Funding Corp. shall be an Employer for the purpose of determining the Continuous Service of a former Statewide Funding Corp. employee.

        Section 15.10. Former Chase Bank Employees. A former Chase Bank employee is an Employee who was employed by Chase Manhattan Bank, N.A. on July 21, 1995 and who became employed by the Employer on July 22, 1995. Chase Manhattan Bank, N.A. shall be an Employer for the purpose of determining the Continuous Service of a former Chase Bank employee.

        Section 15.11. Former Exchange Mortgage Corp. Employees. A former Exchange Mortgage Corp. employee is an Employee who was employed by Exchange Mortgage Corp. on October 1, 1995 and who became employed by the Employer on October 2, 1995. Exchange Mortgage Corp. shall be an Employer for the purpose of determining the Continuous Service of a former Exchange Mortgage Corp. employee.

        Section 15.12. Former Integra Bank Employees. A former Integra Bank employee is an Employee who was an employee of Integra Bank before January 1, 1996 and who became employed by the Employer on or before January 1, 1996. Integra Bank shall be an Employer for the purposes of determining the Continuous Service of a former Integra Bank employee.

        Section 15.13. Former GreenPoint Bank Employees. A former GreenPoint Bank employee is an Employee who was an employee of GreenPoint Bank on January 26, 1997 and who became employed by the Employer on January 27, 1997. GreenPoint Bank shall be an Employer for the purpose of determining the Continuous Service of a former GreenPoint Bank employee.

        Section 15.14. Former Onbank Employees. A former Onbank employee is an Employee who was employed by Onbank prior to April 1, 1998. Onbank shall be an Employer for the purpose of determining the Continuous Service of a former Onbank employee.

        Section 15.15. Former FNBR Employees. A former FNBR employee is an Employee who was an employee of FNBR on May 31, 1999 and who became an Employee on June 1, 1999. FNBR shall be an Employer for the purpose of determining the Continuous Service of a former FNBR employee.

        Section 15.16. Former Chase Manhattan Employees. A former Chase Manhattan employee is an Employee who was employed by The Chase Manhattan Bank on September 23, 1999 and who became employed by the Employer on September 24, 1999. The Chase Manhattan Bank shall be an Employer for purposes of determining the Continuous Service of a former Chase Manhattan employee.

        Section 15.17. Matthews, Bartlett & Dedecker, Inc. Employees. Service completed by an Employee with Matthews, Bartlett & Dedecker, Inc. shall be credited under Section 4.01 hereof to the extent that such service would constitute "Continuous Service" under this Plan. Notwithstanding the preceding, if an individual (i) is not an Employee on March 1, 2000, (ii) terminated employment with Matthews, Bartlett & Dedecker, Inc. prior to March 1, 2000, and
(iii) is rehired by an Employer after such date, his service with Matthews, Bartlett & Dedecker, Inc. prior to March 1, 2000 shall not constitute Continuous Service under this Plan.

        Section 15.18. Former CFS Bank Employees. A former CFS Bank employee is an Employee who was employed by CFS Bank on April 2, 2000 and who was an Employee on April 3, 2000. CFS Bank shall be an Employer for purposes of determining the Continuous Service of a former CFS Bank employee.

        Section 15.19. Former Keystone Employees. A former Keystone employee is an Employee who was employed by Keystone Financial, Inc. or any subsidiary thereof ("Keystone") on October 6, 2000 and who was an Employee on October 7, 2000. Keystone shall be an Employer for purposes of determining the Continuous Service of a former Keystone employee.

        Section 15.20. Former Premier Employees. A former Premier employee is an Employee who was employed by Premier National Banccorp, Inc. or any subsidiary thereof ("Premier") on February 9, 2001 and who was an Employee on February 10, 2001. Premier shall be an Employer for purposes of determining the Continuous Service of a former Premier employee.

                                   ARTICLE 16

                          PROTECTED BENEFIT OPTIONS FOR
                          FORMER PARTICIPANTS IN PLANS
                   SUBJECT TO CODE SECTIONS 401(a)(11) AND 417

        Section 16.01. Definitions. For purposes of this Article 16, the following terms are defined as follows:

                (a) Annuity Starting Date: The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit that is not payable in the form of an annuity, the first day on which all events have occurred which entitle the Former Merged Plan Participant to such benefit.

                (b) Chase Manhattan Plan: The 401(k) Savings Plan of The Chase Manhattan Bank.

                (c) Citizens Plan: The Citizens Savings Bank Money Purchase Pension Plan.

                (d) Disability Retirement Date: The first day of the month following the date on which a Former ENY Plan Participant becomes "permanently and totally disabled" as defined in Section 2.38 of the M&T Bank Corporation Pension Plan.

                (e) ENY Plan: The 401(k) Plan for the Employees of The East New York Savings Bank.

                (f) Early Retirement Date: The first day of the month following the earlier of (1) a Former ENY Plan Participant's attainment of age 60 and his completion of five "Years of Service" following the commencement of participation in the ENY Plan, or (2) a Former ENY Plan Participant's completion of 30 "Years of Service" following the commencement of participation in the ENY Plan. If a Former ENY Plan Participant did not complete five or 30 "Years of Service" (whichever is applicable) from the date of his commencement of participation in the ENY Plan through December 31, 1989, his years of service after commencement of participation in this Plan shall be counted as "Years of Service." In determining "Years of Service" under this Plan, the term "Years of Service" shall have the same meaning as such term is used in, and a Former ENY Plan Participant shall be credited with "Years of Service" in accordance with the terms of, the ENY Plan in effect on December 31, 1989.

                (g) Former Chase Manhattan Plan Participant: An individual with an account under the Chase Manhattan Plan on the Merger Date.

                (h) Former Citizens Plan Participant: An individual with an account balance in the Citizens Plan on the Merger Date.

                (i) Former ENY Plan Participant: An individual with an account balance in the ENY Plan on the Merger Date.

                (j) Former MBD Plan Participant: An individual with an account balance in the MBD Plan on the Merger Date.

                (k) Former MHT Plan Participant: An individual with an account balance in the MHT Plan on the Merger Date.

                (l) Former Premier Plan Participant: An individual with an account balance in the Premier Plan on the Merger Date.

                (m) Joint and 50% Survivor Annuity: An annuity payable monthly to a Former Merged Plan Participant for his lifetime, and upon his death, an annuity payable monthly to the Former Merged Plan Participant's survivor annuitant for his lifetime, which monthly annuity shall be equal to 50 percent of the monthly annuity payable to the Former Merged Plan Participant.

                (n) Former Merged Plan Participant: A Former ENY Plan Participant, a Former MHT Plan Participant, a Former Citizens Plan Participant, a Former Chase Manhattan Plan Participant, a Former MBD Plan Participant or a Former Premier Plan Participant.

                (o) Joint and 100% Survivor Annuity: An annuity payable monthly to the Former Merged Plan Participant for his lifetime, and upon his death, an annuity payable monthly to the Former Merged Plan Participant's survivor annuitant for his lifetime, which monthly annuity shall be equal to 100% of the monthly annuity payable to the Former Merged Plan Participant.

                (p) Life Annuity: A monthly annuity payable over the lifetime of the annuitant.

                (q) MBD Plan: The Matthews Bartlett & Dedecker Deferred Profit Sharing Plan.

                (r) MHT Plan: The Employees' Savings Incentive Plan of Manufacturers Hanover Trust Company and Certain Affiliated Companies.

                (s) Merged Plan: The ENY Plan, the MHT Plan, the Citizens Plan, the Chase Manhattan Plan, the MBD Plan or the Premier Plan.

                (t) Merger Date: December 31, 1991, in the case of the ENY Plan; January 1, 1993, in the case of the MHT Plan; January 1, 1996 in the case of the Citizens Plan; November 15, 1999 in the case of the Chase Manhattan Plan; August 15, 2000 in the case of the MBD Plan; or May 1, 2001 in the case of the Premier Plan.

                (u) Normal Form of Annuity: A Qualified Joint and Survivor Annuity, in the case of a Former Merged Plan Participant who has a Spouse on his Annuity Starting Date, and a Life Annuity in the case of a Former Merged Plan Participant who does not have a Spouse on his Annuity Starting Date.

                (v) Normal Retirement Date: The first day of the month following the later of a Former ENY Plan Participant's (1) attainment of age 65, or (2) fifth anniversary of participation in this Plan.

                (w) Premier Plan: The Premier National Bancorp Retirement & Thrift Plan.

                (x) Preretirement Survivor Annuity: A Life Annuity payable to a surviving Spouse that can be provided with 100 percent of the Protected Balance of a Former Merged Plan Participant.

                (y) Protected Balance: The lesser of a Former Merged Plan Participant's (a) account balance under the Merged Plan as of the Merger Date (plus, in the case of a Former Citizens Plan Participant, earnings on such account balance after the Merger Date), or (b) Account balance under this Plan.

                (z) Qualified Election: A waiver of the Normal Form of Annuity. A waiver of the Normal Form of Annuity shall be invalid unless: (1) the Former Merged Plan Participant's Spouse consents in writing to the election; (2) the election designates a form of Distribution and a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiary, that may not be changed without Spousal consent (or the Spouse expressly permits designations by the Former Merged Plan Participant without any further Spousal consent); (3) the Spouse's consent acknowledges the effect of the election; and (4) the Spouse's consent is witnessed by a Plan representative or notary public. A consent that permits designations by the Former Merged Plan Participant without any requirement of further Spousal consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and a specific form of Distribution, and that the Spouse voluntarily elects to relinquish either or both of such rights. If it is established to the satisfaction of the Committee that Spousal consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as are prescribed by Treasury Regulations, a waiver without Spousal consent shall be a valid Qualified Election. Any Spousal consent obtained under this Article 16 (or establishment that the consent of a Spouse cannot be obtained) shall be effective only with respect to such Spouse.

                (aa) Qualified Joint and Survivor Annuity: A Joint and 50% Survivor Annuity where the survivor annuitant is the surviving Spouse of the Former Merged Plan Participant.

                (bb) Spouse: The spouse to whom a Former Merged Plan Participant is married for the 12 month period ending on the earlier of the Former Merged Plan Participant's death or Annuity Starting Date. The 12 month requirement shall not apply to a Former ENY Plan Participant.

        Section 16.02. Protected Distribution Options Available to Former Merged Plan Participants. Notwithstanding any other provision of this Plan, and subject to Section 16.08 hereof,

                (a) if the Protected Balance of a Former Merged Plan Participant (other than a Former Citizens Plan Participant) is greater than $5,000 and if such Former Merged Plan Participant elects a Distribution of his Protected Balance in the form of an annuity, he shall receive an amount of his Account equal to his Protected Balance in the Normal Form of Annuity.

                (b) If the Protected Balance of a Former Merged Plan Participant (other than a Former Citizens Plan Participant) is $5,000 or less, Distribution of the Former Merged Plan Participant's Protected Balance shall be made in accordance with Article 9 hereof.

                (c) A Former Citizens Plan Participant shall receive an amount of his Account equal to his Protected Balance in the form of a Life Annuity unless he elects another form of benefit under Article 9 hereof.

        Section 16.03. Additional Protected Distribution Options Available to Former ENY Plan Participants.

                (a) A Former ENY Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described below:

                        (1) A Former ENY Plan Participant may make up to two in-service withdrawals during any 12 month period. The minimum withdrawal shall be the lesser of $200 or the amount of the Former ENY Plan Participant's Protected Balance. Amounts withdrawn under this Section 16.03(a) shall be withdrawn pro rata from the Investment Funds in which a Former ENY Plan Participant's Protected Balance is invested.

                        (2) Amounts shall be withdrawn in the following sequence and upon the following conditions:

                                (i)     After-tax Contributions.

                                (ii)    Earnings on After-tax Contributions.

                                (iii)   Additional Employer Contributions,
Rollover Contributions, direct transfers from predecessor plans and earnings on such Contributions and transfers, upon the Former ENY Plan Participant's completion of at least five "Years of Service" after commencing participation in the ENY Plan (including service as a Participant in this Plan). The Former ENY Plan Participant shall specify the amount of Additional Employer and Rollover Contributions and transferred funds to be withdrawn. The term "Years of Service" shall have the same meaning as such term is used in, and a Former ENY Plan Participant shall be credited with "Years of Service" in accordance with the terms of, the ENY Plan, as in effect on December 31, 1989. Upon any withdrawal under this (iii), a Former ENY Plan Participant shall forfeit his right to future Additional Employer Contributions under the Plan for a period of 12 consecutive months, beginning on the first day of the Plan Year following the date of withdrawal.

                                (iv)    Pretax Contributions and earnings on
such Contributions, upon the Former ENY Plan Participant's attainment of age 59 1/2.

                (b) Subject to Sections 16.02 and 16.08 hereof, a Former ENY Plan Participant who retires at or after his Normal, Early or Disability Retirement Date shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in any form described below:

                        (1) A Joint and 100% Survivor Annuity, where the survivor annuitant is the Former ENY Plan Participant's surviving Spouse. A Former ENY Plan Participant may elect this option without the consent of his Spouse.

                        (2)     A Life Annuity.

                        (3) A Life Annuity, with the provision that, if the Former ENY Plan Participant dies prior to receiving 120 payments, the remainder of the 120 payments shall be paid to the Former ENY Plan Participant's Beneficiary. If the joint life expectancy of the Former ENY Plan Participant and his Beneficiary is less than 120 months, the number of guaranteed payments shall be equal to the period (in full months) of the joint life expectancy of the Former ENY Plan Participant and his Beneficiary.

                        (4) A Life Annuity, and upon the death of the Former ENY Plan Participant, a lump sum payment to his Beneficiary equal to the excess, if any, of the net consideration provided to purchase the Life Annuity over the total amount of payments made to the Former ENY Plan Participant.

                (c) Subject to Sections 16.02 and 16.08 hereof, a Former ENY Plan Participant who terminates service with the Employer prior to his Normal, Early or Disability Retirement Age shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in the form of an annuity described in (b)(4) above, with payments commencing at Normal or Early Retirement Date. The Former ENY Plan Participant may convert such an annuity into a lump-sum payment, a Life Annuity, or a Life Annuity with 120 guaranteed payments during the 90-day period preceding his Annuity Starting Date.

        Section 16.04. Additional Protected Distribution Options Available to Former MHT Plan Participants. Subject to Sections 16.02 and 16.08 hereof, a Former MHT Plan Participant shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in
Article 9 hereof or in any form described below:

                (a) A joint and survivor annuity under which a Life Annuity is payable to the Former MHT Plan Participant and, upon his death, a Life Annuity in the same or lesser amount is payable to the Former MHT Participant's survivor annuitant. If the Former MHT Plan Participant or his survivor annuitant dies prior to the Former MHT Plan Participant's Annuity Starting Date, the election of this option shall be void.

                (b)     A Life Annuity.

        Section 16.05. Additional Protected Distribution Options Available to Former Chase Manhattan Plan Participants.

                (a) A Former Chase Manhattan Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described in (1), (2) or (3) below. The minimum withdrawal shall be the lesser of $500 or the Former Chase Plan Participant's Protected Balance. Amounts withdrawn under this section 16.05(a) shall be withdrawn pro rata from the Investment Funds in which the Former Chase Manhattan Plan Participant's Protected Balance is invested.

                        (1) A Former Chase Manhattan Plan Participant may withdraw all or part of his Protected Balance attributable to after-tax contributions or rollover contributions at any time.

                        (2) A Former Chase Manhattan Plan Participant may withdraw all or part of his Protected Balance after attaining age 59 1/2.

                        (3) A Former Chase Manhattan Plan Participant may withdraw all or any part of his Protected Balance attributable to employer matching contributions as of December 31, 1996.

                (b) Subject to Sections 16.02 and 16.08 hereof, a Former Chase Manhattan Plan Participant shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in any form described below:

                        (1) Quarterly or annual installments of at least $500 in cash, Common Stock (to the extent his Protected Balance in so invested) or in cash and Common Stock, over a period not exceeding the Former Chase Manhattan Plan Participant's life expectancy or the joint life expectancies of the Former Chase Manhattan Plan Participant and his Beneficiary. This option is also available to the Beneficiary of a Former Chase Manhattan Plan Participant who also participated in The Thrift-Incentive Plan of the Chase Manhattan Bank, NA (the "Thrift Plan") prior to its merger into the Chase Manhattan Plan on January 1, 1997 with respect to the Former Chase Manhattan Plan's account balance under the Thrift Plan as of December 31, 1996.

                        (2) In the case of a Former Chase Manhattan Plan Participant who also is a "Chase Lincoln Participant" (as defined in the Chase
Plan), a Life Annuity, a Joint and 50% Survivor Annuity or a Joint and 100% Survivor Annuity.

                        (3) Notwithstanding any other provision of this Plan, if the Employer sells substantially all the assets used in a trade or business or sells a subsidiary, a Former Chase Manhattan Plan Participant who continues employment with the acquiring corporation may elect to receive a lump sum Distribution of an amount of his Account equal to that portion of his Protected Balance attributable to elective deferrals (as defined in Code Section 402(g)), to the extent permitted under Code Section 401(k)(10).

        Section 16.06. Additional Protected Benefit Options for Former MBD Plan Participants. Subject to Sections 16.02 and 16.08 hereof, a Former MBD Plan Participant shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in any form described below:

                (a) A Life Annuity; Life Annuities with certain periods of five, ten or fifteen years; a Life Annuity with installment refund; survivorship Life Annuities with installment refund and survivorship percentages of 50, 66 2/3, or 100; fixed period annuities for any period of whole months not less than 60 and not exceeding the life expectancy of the Former MBD Plan Participant and the named Beneficiary where the life expectancy is not recalculated; and a series of installments with a minimum payment each year beginning with the year the Former MBD Plan Participant attains age 70 1/2 and made in accordance with the minimum distribution rules of Code Section 401(a)(9) where life expectancy is recalculated.

                (b) If the Former MBD Plan Participant attains age 70 1/2 before January 1, 2002, but is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which he attains age 70 1/2, and (ii) has not terminated from service, he may elect, at the time and in the manner prescribed by the Committee, to (A) defer any Distribution of his Account until after his termination of service, or (B) to begin (or continue) receiving in-service Distributions of his Account upon his attainment of age 70 1/2. If the Participant elects to receive in-service Distributions of his Account, then, with respect to each calendar year during which and after the Participant attained age 70 1/2, the Plan shall make in-service Distributions to the Participant as if he were a Participant described in Section 9.03(c)(2) hereof.

        Section 16.07. Additional Protected Benefit Options for Former Premier Plan Participants. A Former Premier Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described in (a), (b), (c),
(d) or (e) below. Amounts withdrawn under this Section 16.07 shall be withdrawn pro rata from the Investment Funds in which the Former Premier Plan Participant's Protected Balance is invested.

        (a) A Former Premier Plan Participant may withdraw all or part of his Protected Balance attributable to after-tax contributions up to four times per Plan Year. The normal form of withdrawal shall be a single sum payment, and the optional form of withdrawal shall be the Normal Form of Annuity.

        (b) A Former Premier Plan Participant may withdraw all or part of his Protected Balance attributable to rollover contributions one time per Plan Year. The normal form of withdrawal shall be a single sum payment, and the optional form of withdrawal shall be the Normal Form of Annuity.

        (c) A Former Premier Plan Participant who has attained age 59 1/2 may withdraw all or part of his Protected Balance attributable to pre-tax contributions and employer matching contributions up to two times per Plan Year. The normal form of withdrawal shall be a single sum payment, and the optional form of withdrawal shall be the Normal Form of Annuity.

        (d) A Former Premier Plan Participant who becomes disabled and can no longer continue in active service with the Employer may withdraw all or part of his Protected Balance at any time in the form of a single sum payment.

        (e) No withdrawal under (a) through (d) above shall prevent a Former Premier Plan Participant from making a hardship withdrawal from his Protected Balance under Article 7 hereof.

        Section 16.08. Election to Waive the Normal Form of Annuity. A Former Merged Plan Participant (other than a Former Citizens Plan Participant) who elects an annuity shall receive the Normal Form of Annuity unless he waives the Normal Form of Annuity and elects another annuity option described in Section 16.03, 16.04, 16.05, or 16.06 hereof, whichever is applicable, pursuant to a Qualified Election made within the 90-day period ending on the Annuity Starting Date. The Committee shall provide each Former Merged Plan Participant no less than 30 days and no more than 90 days prior to the Annuity Starting Date a written explanation of: (a) the terms and conditions of the Normal Form of Annuity and other Distribution options under the Plan, including the relative values of such options; (b) the Former Merged Plan Participant's right to make, and the effect of, an election to waive the Normal Form of Annuity; (c) the rights of the Former Merged Plan Participant's Spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the Normal Form of Annuity. Notwithstanding the preceding sentence, a Former Merged Plan Participant may elect (with Spousal consent and to the extent permitted under the Code and applicable Treasury Regulations) to waive the foregoing 30-day period, provided that such Participant's annuity payments begin no earlier than seven days after the date the foregoing written explanation is provided to him. A Qualified Election shall not be valid unless the Former Merged Plan Participant has received the foregoing written explanation. A Former Merged Plan Participant may revoke a Qualified Election at any time before the Annuity Starting Date without the consent of his Spouse. The number of revocations shall be unlimited.

        Section 16.09. Preretirement Death of Former Merged Plan Participant. If a Former Merged Plan Participant (other than a Former Citizens Plan Participant) dies prior to his Annuity Starting Date and the Former Merged Plan Participant elected an annuity distribution during the 90-day period prior to his Annuity Starting Date, his surviving Spouse shall be eligible for a Preretirement Survivor Annuity. The surviving Spouse (or, if there is no surviving Spouse, the Beneficiary) of a Former Merged Plan Participant may waive, within 30 days of the death of the Former Merged Plan Participant, the Preretirement Survivor Annuity in favor of Distribution of the Former Merged Plan Participant's Protected Balance in the form of a lump sum payment, or, in the case of a Former MHT Plan Participant, installment payments described in Section 17.02(b)(1) hereof. A Preretirement Survivor Annuity or other death benefit payable under this Section 16.09 shall be payable on the 90th day after the Revaluation Date elected by the surviving Spouse or Beneficiary, except that if the Former Merged Plan Participant's Protected Balance as of the Revaluation Date next following his date of his death is

$5,000 or less, the Protected Balance shall be payable in accordance with the terms of Article 9 hereof.

        Section 16.10. Purchase of Annuity. Any annuity Distribution payable under this Article 16 shall be funded with an insurance contract purchased with a Former Merged Plan Participant's Protected Balance. The insurance contract shall be distributed to the Former Merged Plan Participant (or his Surviving Spouse or Beneficiary), and, by its terms, shall not be transferable by the Former Merged Plan Participant (or his Surviving Spouse or Beneficiary) and shall be consistent with the terms of this Plan.

        Section 16.11. Preservation of Code Section 411(d)(6) Benefits. Notwithstanding any other provision of the Plan, the Plan shall preserve all applicable optional forms of benefits available under a Merged Plan with respect to any Protected Balance transferred from the Merged Plan to this Plan to the extent required by Code Section 411(d)(6).

        Section 16.12. Elimination of Annuity and Installment Distributions. Prior to May 1, 2001, the Plan provided for distributions of Protected Balances in the forms of annuity payments and installment payments. Effective as of May 1, 2001, the Plan no longer provides for distributions in annuity or installment payment forms except as provided in Section 16.02(c) hereof. Notwithstanding the foregoing, if a Former Merged Plan Participant's Annuity Starting Date occurs before the earlier of (1) 90 days following the date the Former Merged Plan Participant is provided with a notice describing elimination of such payment forms that meets the requirements of Department of Labor Regulations Section 2520.104b-3, or (2) the first day of the second Plan Year following the Plan Year in which this Section 16.11 is adopted, the Former Merged Plan Participant may elect to receive a distribution of his Protected Balance in any eliminated form of payment to the extent the Former Merged Plan Participant was eligible to elect such eliminated form of payment under the Plan immediately prior to May 1, 2001.

        Section 16.13. Repayment of Cashout.

        (a) If, upon separation from service, a Former Merged Plan Participant received a distribution from his account thereunder when he was less than 100 percent vested in his account and forfeited his nonvested account balance, and if the Former Merged Plan Participant then is employed by the Employer before he incurs five consecutive one-year Breaks in Service, his forfeited account balance shall be restored to him if he repays to the Plan the full amount of the distribution attributable to employer contributions before the earlier of (1) five years after the date on which the Former Merged Plan Participant is employed by the Employer, or (2) the date on which the Former Merged Plan Participant incurs five consecutive one-year Breaks in Service following the distribution.

        (b) If, upon separation from service, a Former Merged Plan Participant who was 0 percent vested in his account under a Merged Plan was deemed to have received a distribution of his vested account thereunder and forfeited his nonvested account balance, his forfeited account balance shall be restored to him if he is employed by the Employer before he incurs five consecutive one-year Breaks in Service.

        (c) For purposes of (a) and (b) above, (i) the term "Merged Plan" shall mean the Premier Plan," and (ii) the term "Break in Service" shall have the same meaning as assigned such term in the Premier Plan.

                                   ARTICLE 17

                          PROTECTED BENEFIT OPTIONS FOR
                        FORMER PARTICIPANTS IN PLANS NOT
                       SUBJECT TO CODE SECTION 401(A)(11)

        Section 17.01. Definitions. For purposes of this Article 17, the following terms are defined as follows:

                (a) Chase Plan: The Thrift-Incentive Plan of The Chase Manhattan Bank, N.A.

                (b) Chemical Plan: The Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies.

                (c) Citizens Plan: The Citizens Savings Bank Profit Sharing/Salary Investment Plan.

                (d) Disability: With respect to a Former Onbank Plan Participant and a Former FNBR Plan Participant, "Permanent and Total Disability" as defined in the M&T Bank Corporation Pension Plan.

                (e) Early Retirement: In the case of a Former Onbank Plan Participant, a Participant's termination of service from the Employer as of the first day of any month coincident with or next following the Participant's (i) attainment of age 60 and completion of five years of vesting service; (ii) attainment of age 55 and completion of ten years of vesting service, provided that the Participant was a participant of the Savings and Loan Association of Auburn Retirement Income Plan on May 31, 1980 and became a participant in the Retirement Plan of Onondaga Savings Bank in Retirement System for Savings Institutions on June 1, 1980; or (iii) completion of 30 years of vesting service. For purposes of this Section 17.01(e), the term "years of vesting service" has the same meaning as the term "Years of Vesting Service" under the M&T Bank Corporation Pension Plan.

                (f) Former Chase Plan Participant: An individual with an account balance in the Chase Plan on the Merger Date.

                (g) Former Chemical Plan Participant: An individual with an account balance in the Chemical Plan on the Merger Date.

                (h) Former Citizens Plan Participant: An individual with an account balance in the Citizens Plan on the Merger Date.

                (i) Former FNBR Plan Participant: An individual with an account balance in the FNBR Plan on the Merger Date.

                (j) Former Keystone Plan Participant: An individual with an account balance in the Keystone Plan on the Merger Date.

                (k) Former Merged Plan Participant: A Former Chase Plan Participant, a Former Chemical Plan Participant, a Former Citizens Plan Participant, a Former Onbank Plan Participant, a Former Statewide Plan Participant, a Former Onbank ESOP Participant, a Former FNBR Plan Participant or a Former Keystone Plan Participant.

                (l) Former Onbank ESOP Participant: An individual with an account balance in the Onbank ESOP on the Merger Date.

                (m) Former Onbank Plan Participant: An individual with an account balance in the Onbank Plan on the Merger Date.

                (n) Former Statewide Plan Participant: An individual with an account balance in the Statewide Plan on the Merger Date.

                (o) Franklin Transfer Account: A separate individual account established under the Onbank Plan as of August 31, 1994 on behalf of a Former Onbank Plan Participant who is a former participant in the Franklin First Federal Savings Bank Employee Savings Plan, plus gains and losses allocable thereto under the Onbank Plan through May 31, 1998.

                (p)     Keystone Plan: The Keystone Financial 401(k) Savings
Plan.

                (q) Merged Plan: The Chase Plan, the Chemical Plan, the Citizens Plan, the Statewide Plan, the Onbank Plan, the Onbank ESOP, FNBR Plan or the Keystone Plan.

                (r) Merger Date: January 1, 1995, in the case of a Former Chemical Plan Participant or a Former Citizens Plan Participant, April 1, 1995, in the case of a Former Statewide Plan Participant, October 1, 1995, in the case of a Former Chase Plan Participant, June 1, 1998, in the case of a Former Onbank Plan Participant, October 1, 1998 in the case of a Former Onbank ESOP Participant, August 1, 1999 in the case of a Former FNBR Plan Participant, or December 1, 2000 in the case of a Former Keystone Plan Participant.

                (s)     Onbank ESOP: The Employee Stock Ownership Plan of
Onbank.

                (t) Protected Balance: The lesser of a Former Merged Plan Participant's (1) account balance in a Merged Plan as of the Merger Date, or (2) Account balance as of the Revaluation Date coincident with a Distribution thereof.

                (u) Statewide Plan: The Statewide Funding Corp. Profit Sharing Plan and Trust.

        Section 17.02. Protected Benefit Options for Former Chemical Plan Participants.

                (a) Notwithstanding any other provision of this Plan, a Former Chemical Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described below:

                        (1) In-service withdrawal at any time of all or part of the Former Chemical Plan Participant's after-tax contributions in the following order: (i) after-tax contributions contributed under any predecessor to the Chemical Plan prior to January 1, 1987, excluding earnings thereon; (ii) After-Tax Contributions (as defined in Chemical Plan Section 1.2) and other after-tax contributions contributed to the Chemical Plan and any predecessor thereto after December 31, 1986, including earnings thereon; and (iii) earnings on contributions described in (i) above.

                        (2) In-service withdrawal at any time after attainment of age 59 1/2 of up to 100 percent of the Former Chemical Plan Participant's Protected Balance.

                        (3) In-service withdrawal at any time of the Former Chemical Plan Participant's (i) "MHT Optional Allocations," if any, contributed under the MHT Profit Sharing Plan prior to January 1, 1980; (ii) "Matching Contributions," if any, contributed under the MHT Performance Incentive Plan on or before March 1, 1988; and (iii) Rollover Contributions, if any, made to the Chemical Plan, or any predecessor thereof, prior to January 1, 1995.

                (b) Notwithstanding any other provision of this Plan, if a Former Chemical Plan Participant's Protected Balance is greater than $5,000, he shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in any form described below:

                        (1) Approximately equal annual cash installments of at least $500 over a period no longer than the life expectancy of the Former Chemical Plan Participant or the joint life expectancy of the Former Chemical Plan Participant and his designated Beneficiary. The $500 minimum installment requirement does not apply to a Former Chemical Plan Participant who was a participant in the Chemical Savings Plan on December 31, 1987.

                        (2) Deferral of benefit commencement until the Revaluation Date coincident with or next following the date on which the Former Chemical Plan Participant attains age 70 1/2.

                        (3) Distribution of After-Tax Contributions made to the Chemical Plan prior to January 1, 1993 in a lump sum as soon as practicable after the Revaluation Date coincident with or next following the Former Chemical Plan

Participant's termination of service with the Employer, and deferral of his remaining Protected Balance until a date no later than the date described in (2) above.

                (c) A Former Chemical Plan Participant who is also a Former MHT Plan Participant (as defined in Section 16.01(k) hereof) shall be eligible to elect (1) to have his entire Protected Balance Distributed to him in any form described in (b) above, or (2) to have that part of his Protected Balance described in Section 16.01(y) hereof, if any, Distributed in a form described in
Section 16.04 hereof and the remainder of his Protected Balance distributed in a form described in (b) above.

                (d) The Beneficiary of a Former Chemical Plan Participant who was a participant in the Chemical Savings Plan on December 31, 1992 may elect to have his death benefit payable in approximately equal annual installments up to a maximum of 15 installment payments.

        Section 17.03. Protected Benefit Options for Former Citizens Plan Participants.

                (a) Notwithstanding any other provision of this Plan, a Former Citizens Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described below:

                        (1) In-service withdrawal (1) prior to attainment of age 59 1/2, of the Former Citizens Plan Participant's After-Tax Contributions (as defined in Citizens Plan Section 2.15) once every six months; or

                        (2) Upon attainment of age 59 1/2, of all or part of the Former Citizens Plan Participant's Protected Balance.

                (b) Notwithstanding any other provision of this Plan, if a Former Citizens Plan Participant's Protected Balance is greater than $5,000, he shall be eligible to elect to defer Distribution of his Protected Balance until the Revaluation Date preceding or coincident with the April 1 of the calendar year following the calendar year in which the later of the Former Citizens Plan Participant's attainment of age 70 1/2 or retirement occurs.

        Section 17.04. Protected Benefit Options for Former Statewide Plan Participants. Notwithstanding any other provision of this Plan, if a Former Statewide Plan Participant's Protected Balance is greater than $5,000, he shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in monthly, quarterly, semiannual or annual cash installments over a period no longer than the life expectancy of the Former Statewide Plan Participant or the joint life expectancy of the Former Statewide Plan Participant and his designated Beneficiary.

        Section 17.05. Protected Benefit Options for Former Chase Plan Participants.

                (a) Notwithstanding any other provision of this Plan, a Former Chase Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described below:

                        (1) Withdrawal at any time of an amount equal to all or any part of the sum of the Former Chase Plan Participant's: (i) Company Contributions Account (as defined in Chase Plan Section 2.9) balance as of the Merger Date, excluding Limited Deferral Allocations (as defined in Chase Plan
Section 2.32); (ii) TIP Saver Account (as defined in Chase Plan Section 2.51) balance; and (iii) Rollover Contributions Account (as defined in Chase Plan
Section 2.43) balance.

                        (2) Withdrawal after attaining age 59 1/2 of an amount equal to the Former Chase Plan Participant's TaxWiser Account (as defined in Chase Plan Section 2.46) balance as of the Merger Date.

                (b) Notwithstanding any other provision of this Plan, if a Former Chase Plan Participant's Protected Balance is greater than $5,000, he shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in quarterly cash installments over a period of five or ten years, as elected by the Former Chase Plan Participant, but not beyond the 80th birthday of the Former Chase Plan Participant.

        Section 17.06. Protected Benefit Options for Former Onbank Plan Participants

                (a)     (1)     Notwithstanding any other provision of this
Plan, a Former Onbank Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof, or, no more frequently than twice yearly during any Plan Year, as described below:

                                (i)     (A) that portion of his Protected
Balance attributable to his Matching Contributions (as defined in Section 1.41 of the Onbank Plan) under the Onbank Plan in excess of the Matching Contributions made on the Former Onbank Plan Participant's behalf under the Onbank Plan during the 24-month period preceding the effective date of the withdrawal; or (B) if the Former Onbank Plan Participant has been a Participant (including participation in the Onbank Plan) for at least five years, all or a portion of his Protected Balance attributable to his Matching Contributions under the Onbank Plan; and

                                (ii)    if a Former Onbank Plan Participant has
withdrawn (or requested a withdrawal of) the full amount permissible under paragraph (i) above, and has attained the age of 59 1/2, all or any portion of his Protected Balance attributable to (in the following order of priority): (A) his Voluntary Contributions (as defined in Section 1.69 of the Onbank Plan) under the Onbank Plan, (B) his Basic Contributions (as defined in Section 1.6 of the Onbank Plan) under the Onbank Plan, and (C) his Rollover Contributions (as defined in Section 1.56 of the Onbank Plan) under the Onbank Plan.

                        (2) Notwithstanding (1) above, a Former Onbank Plan Participant may withdraw, at any time during any Plan Year, any amount of his Protected Balance, if any, attributable to his Franklin Transfer Account after he attains age 59 1/2.

                (b)     (1)     Notwithstanding any other provision of this
Plan, except Sections 9.03(c) and (f) hereof, if a Former Onbank Plan Participant terminates from service on account of Disability, Early Retirement or on or after the attainment of age 65 (age 55 for purposes of (iv) below), and if such Former Onbank Plan Participant's Protected Balance is greater than $5,000, he shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof, or in (i) a lump sum payment as of any Revaluation Date which date is not later than 13 months following the Former Onbank Plan Participant's termination of service; (ii) in annual installments over a period not to exceed 20 years; (iii) partially in a lump sum in accordance with (i) and partially in annual installment payments over a fixed period not to exceed 10 years; or (iv) to the extent of his Franklin Transfer Account, if any, in monthly, quarterly, semiannual or annual installments over a period certain.

                        (2) The period over which such installment payments are to be made shall in no event exceed the life expectancy of the Former Onbank Plan Participant or the joint and last survivor life expectancy of the Former Onbank Plan Participant and the Beneficiary designated by him. The life expectancy of the Former Onbank Plan Participant or the joint life and last survivor expectancy of the Former Onbank Plan Participant and his designated Beneficiary shall be determined only once, as of the Revaluation Date on which the installment payments are scheduled to commence on the basis of Tables V and VI, as applicable, of Section 1.72-9 of the Treasury Regulations.

                        (3) A Former Onbank Plan Participant who has elected a Distribution under Section 17.06(b)(1)(i), (ii) or (iii) hereof may request a change in his method of payment.

        Section 17.07. Protected Benefit Options for Former Onbank ESOP Participants. Notwithstanding any other provisions of this Plan, a Former Onbank ESOP Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance (a) in any form described in Article 9 hereof, or,
(b) if his Protected Balance exceeds $5,000 and he requests on a form provided by the Committee and filed with the Committee no later than 15 days prior to the date on which his employment with the Employer terminates, in substantially equal annual installments (1) over a period of five years, or (2) a shorter or longer period than in (1) above, which period is less than the lesser of (A) 20 years, or (B) the life expectancy of the Former Onbank ESOP Participant and his Beneficiary or, if his Beneficiary is a natural person, the joint life and last survivor expectancy of the Former Onbank ESOP Participant and his Beneficiary.

        Section 17.08. Protected Benefit Options for Former FNBR Plan Participants.

                (a) Notwithstanding any other provision of this Plan, if the Employer sells substantially all the assets used in a trade or business or sells a subsidiary, a Former FNBR Plan Participant who continues employment with the acquiring corporation may elect to receive a lump sum Distribution of an amount of his Account equal to that portion of his Protected Balance attributable to elective deferrals (as defined in Code Section 402(g)), to the extent permitted under Code Section 401(k)(10).

                (b) Notwithstanding any other provision of this Plan other than Sections 9.03(c) through (g) hereof, if a Former FNBR Plan Participant terminates from service for any reason (including on account of Disability), and if such Former FNBR Plan Participant's Protected Balance is greater than $5,000, he (or his Beneficiary if the Participant had not made a Distribution election prior to his death) shall be eligible to elect to receive a Distribution of an amount of the Participant's Account equal to his Protected Balance at any time prior to the date Distribution is required pursuant to Sections 9.03(c) through
(f) hereof, in (i) a lump sum, (ii) monthly, quarterly or annual installments (including in the form of a nontransferable annuity contract) over a fixed and reasonable period not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary, which installments may be accelerated at any time upon the written election of the Participant (or, if applicable, his Beneficiary), or (iii) any combination of (i) and (ii) above. Except in the case of a surviving spouse, a Beneficiary's election under the preceding sentence is subject to any restrictions designated by the Participant in writing and not revoked at the time of his death. For purposes of Sections 9.03(e) and (f) hereof, the Committee shall redetermine the life expectancy of the Participant and/or, if applicable, his spouse, upon written request.

        Section 17.09. Protected Benefit Options for Former Keystone Plan Participants.

                (a) Notwithstanding any other provision of this Plan, a Former Keystone Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described below:

                        (1) In-service withdrawal once each Plan Year of all or part of the Former Keystone Plan Participant's after-tax contributions in the following order: (i) Prior Voluntary Employee Account (as defined in the Keystone Plan); and (ii) Voluntary After-Tax Contributions (as defined in the Keystone Plan.

                        (2)     In-service withdrawal after attainment of age
59 1/2 off up to 100% of the Former Keystone Plan Participant's Protected Balance. A Former Keystone Plan Participant may elect to make only two withdrawals under this Section 17.09(a)(2) (and the predecessor provision in the Keystone Plan) and may elect to make a withdrawal under this Section 17.09(a)(2) only one time in any Plan Year.

                (b) If a Former Keystone Plan Participant's Protected Balance exceeds $5,000, deferral of Distribution of his Protected Balance until his Required Beginning Date.

        Section 17.10. Repayment of Cash-out.

                (a) If, upon termination of service with an employer that participated in a Merged Plan, a Former Merged Plan Participant received a distribution from his account thereunder when he was less than 100 percent vested in his account and forfeited his nonvested account balance, and if the Former Merged Plan Participant then is employed by the Employer before he incurs five consecutive one-year Breaks in Service, his forfeited account balance shall be restored to him if he repays to the Plan the full amount of the distribution attributable to employer contributions before the earlier of (1) five years after the date on which the Former Merged Plan Participant is employed by the Employer, or (2) the date on which the Former Merged Plan Participant incurs five consecutive one-year Breaks in Service following the distribution.

                (b) If, upon termination of service with an employer that participated in a Merged Plan, a Former Merged Plan Participant who was 0 percent vested in his account under a Merged Plan was deemed to have received a distribution of his vested account balance and forfeited his nonvested account balance, his forfeited account balance shall be restored to him if he is employed by the Employer before he incurs five consecutive one-year Breaks in Service.

                (c) For purposes of (a) and (b) above ((a) only in the case of the FNBR Plan), (i) the term "Merged Plan" means the Citizens Plan, the FNBR Plan, the Onbank Plan or the Statewide Plan, and (ii) the term "Break in Service" shall have (1) the same meaning as assigned such term in the Citizens Plan, in the case of a Former Citizens Plan Participant; (2) the same meaning assigned such term in the FNBR Plan, in the case of a Former FNBR Plan Participant; (3) the same meaning as assigned such term in the Statewide Plan, in the case of a Former Statewide Plan Participant; or (4) the same meaning as the term "One Year Period of Severance" in the Onbank Plan, in the case of a Former Onbank Plan Participant.

        Section 17.11. Preservation of Code Section 411(d)(6) Benefits. Notwithstanding any other provision of the Plan, the Plan shall preserve all applicable optional forms of benefits available under a Merged Plan with respect to any Protected Balance transferred from the Merged Plan to this Plan to the extent required by Code Section 411(d)(6).

                                   ARTICLE 18

                                 ESOP PROVISIONS

        Section 18.01. General. The provisions of this Article 18 shall apply solely to the ESOP Component of the Plan.

        Section 18.02. Right to Distribution of M&T Stock. A Participant entitled to a Distribution shall have the right to elect to receive such Distribution in the form of M&T Stock. If a Participant elects a Distribution in the form of M&T Stock, such election shall be treated as an election by the Participant (i) to transfer the balance in the Participant's Account invested in the Money Market Account to the M&T Bank Corporation Stock Fund, and (ii) to receive such Distribution from the ESOP Component of the Plan in the form of M&T Stock in accordance with Section 9.04(b) hereof.

        Section 18.03. Dividends on M&T Stock. Subject to Section 18.07(b)(2) hereof, a Participant may elect, in the time and in the manner prescribed by the Committee, to receive a distribution of dividends paid on shares of M&T Stock held in the Trust and allocated to the Participant's Account. Such dividends shall be distributed to the Participant no later than 90 days after the end of the Plan Year in which they are paid to the Trust. If a Participant elects not to take a distribution of dividends, such dividends shall be reinvested in the M&T Bank Corporation Stock Fund.

        Section 18.04. Diversification. A Participant may elect, pursuant to
Section 6.02(d) hereof, to transfer all or part of his Account invested in the M&T Bank Corporation Stock Fund to any other Investment Fund. Section 6.02(d) hereof is intended to satisfy the diversification requirements of Code Section 401(a)(28).

        Section 18.05. Voting Rights.

                (a) On any matter which involves the voting of the M&T Stock held in the Trust, each Participant shall have the right to direct the Committee as to the manner in which it is to direct the Trustee to vote M&T Stock allocated to the portion of his Account invested in the M&T Bank Corporation Stock Fund. The Committee shall direct the Trustee to vote M&T Stock held in the Trust in accordance with such directions. As to M&T Stock for which the Committee does not receive timely and proper directions (including unallocated shares), the Committee shall direct the Trustee to vote such M&T Stock in the same proportion as it directs the Trustee to vote M&T Stock as to which timely and proper directions are received.

                (b) The Committee shall promptly distribute to all Participants all or a part of whose Accounts are invested in the M&T Bank Corporation Stock Fund all notices of M&T Bank Corporation shareholder meetings and any other notices, reports or materials distributed by M&T Bank Corporation to its shareholders. On any matter with respect to which a Participant is entitled to direct the Committee hereunder, the Committee shall solicit such directions by distributing to each Participant to whose Account M&T Stock has been allocated, such information as shall be distributed to shareholders of M&T Bank Corporation generally in connection with the matter, together with any additional information the Committee deems appropriate in order for each Participant to give proper directions to the Committee. The directions received from any Participant shall be held in confidence by the Committee and the Trustee and shall not be individually divulged or released to any person, including officers or employees of the Employer. Any proper and reasonable costs incurred in connection with obtaining directions shall be treated as expenses of the Committee for the purposes of Section 11.03 hereof.

        Section 18.06. Put Rights. If M&T Stock, when distributed to a Participant or Beneficiary ("Distributee"), is (i) not a Publicly Traded Security, (ii) subject to trading limitations under any federal or state securities laws, any regulations thereunder, or any agreement affecting the M&T Stock which would make the M&T Stock not as freely tradable as stock not subject to such restrictions, or (iii) is a Publicly Traded Security without restriction but ceases to be so traded within 12 months after distribution, such

M&T Stock shall be subject to a put option to sell any or all such M&T Stock to the Corporation. The put option may be exercised by the Distributee and shall be subject to the terms and conditions of this Section 18.06 as follows:

                (a) Exercise of Option. The put option exercise period shall commence on the day following the date on which the M&T Stock is Distributed to the Distributee and shall end 60 days thereafter. If the Distributee does not exercise the put option during this first put option exercise period, the Distributee may exercise the put option in the next following Plan Year during the subsequent 60-day period beginning on the day after the Committee mails written notice to the Distributee of the then most recent determination of the fair market value of the M&T Stock.

                (b) Terms of Option. Unless extended as provided in paragraph (c) or (f) below, each put option shall expire at 12:00 midnight (Eastern Standard or Eastern Daylight Time, whichever shall be in effect at the Corporation's principal office) on the day after the applicable 60-day put option exercise period expires. The option price shall be the fair market value of the M&T Stock, as determined in good faith and based on all relevant factors for determining the fair market value of M&T Stock on the date of valuation, by the Trustee. The date of valuation shall be the Anniversary Date immediately preceding the date of exercise of the option provided, however, that the date of valuation with respect to a transaction between the Plan and a Participant who is a Disqualified Person on the date of such transaction shall be the date of the transaction. If the Distributee received the M&T Stock in a Distribution of the Participant's entire Account, then the Corporation may elect to pay the option price in equal annual installments over a period not longer than five years from the date on which the option is exercised. If the Corporation so elects, it shall pay interest on the unpaid balance at the M&T Bank prime rate on the date of sale, plus two percentage points. Any other terms of sale shall be determined by agreement between the Corporation and the Distributee. The Distributee shall in any event be provided with adequate security for the payment of any amounts deferred beyond 30 days from the exercise of the put option.

                (c) Obligation to Purchase Limited. The Corporation shall not be required to purchase M&T Stock pursuant to a put option under this
Section 18.06 to the extent that, at the time the option is exercised, the purchase would be prohibited by applicable federal or state law. If a Distributee is unable to exercise his option during any 60-day put option exercise period because the Corporation is prohibited by applicable federal or state law from honoring the option, then the put option exercise period shall be postponed until the prohibition on the option transaction has been removed. Under no circumstances shall the Trustee be bound to purchase M&T Stock pursuant to a put option under this Section 18.06. If, however, a purchase by the Trustee is not then prohibited by law, and would not in the opinion of the Trustee, violate any fiduciary obligation imposed upon it, then the Trustee may, with the consent of the Corporation, elect to assume the rights and obligations of the Corporation under the put option.

                (d)     Nontransferability. The put option granted under this
Section 18.06 may not be transferred or assigned.

                (e) Certain Arrangements Barred. Neither the Corporation nor the Trustee shall enter into any arrangements involving the Plan which would provide for the issuance of put options by the Plan other than as specified in this Section 18.06. Furthermore, neither the Corporation nor the Trustee shall be obligated to purchase M&T Stock except as specifically provided herein.

                (f) Notice of Grant of Certain Put Options. If a put option is granted because M&T Stock was a Publicly Traded Security without restriction when Distributed but subsequently ceased to be a Publicly Traded Security, then the first put option exercise period during which the option is exercisable shall begin on the date on which the Distributee is notified that the M&T Stock has ceased to be a Publicly Traded Security.

                (g) Payment. Payment for the purchase of M&T Stock under this Section 18.06 shall occur on a date specified by the Corporation or Trustee, but not more than 30 days after a put option is exercised. If the Corporation or Trustee elects to pay for the M&T Stock in annual installments, the first annual installment toward the Trustee's or Corporation's purchase of M&T Stock under this Section 18.06 shall be due no later than 30 days after the put option is exercised.

                (h) Definitions. For purposes of this Section 18.06, the term (i) "Publicly Traded Security" shall mean a security listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act; and
(ii) "Disqualified Person" shall mean a "disqualified person" within the meaning of Code Section 4975(e)(2).

        Section 18.07. Acquisition Loans. (a) Definition. An "Acquisition Loan" shall mean any loan or extension of credit, such as a purchase money security interest, which is made to the Plan and which either is made or is guaranteed by the Corporation or by a Disqualified Person (as defined in Section 18.06(h) hereof) and which meets the following requirements:

                        (1) Primary Benefit. The Acquisition Loan shall be for the primary benefit of Participants and their Beneficiaries. This requirement shall not be met unless, at the time that the Acquisition Loan is made, both (i) the interest rate for the Acquisition Loan and the price of the M&T Stock to be acquired with the Acquisition Loan proceeds are not such that Plan assets might be diminished, and (ii) the terms of the Acquisition Loan, whether or not between independent parties, are at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiations between independent parties.

                        (2) Use of Loan Proceeds. Within a reasonable time after receipt of the Acquisition Loan proceeds, the Trustee shall use the proceeds to acquire M&T Stock, to repay such Acquisition Loan or to repay a prior Acquisition Loan. The proceeds of the Acquisition Loan shall not be used for any purpose or purposes other than as set forth in the preceding sentence. M&T Stock acquired with the proceeds of the

Acquisition Loan shall not be subject to any options or buy-sell or similar arrangements or restrictions while held by and distributed from the Plan.

                        (3) Liability and Collateral. The Acquisition Loan shall be without recourse against the Plan. The only assets which may be used as collateral for the Acquisition Loan are M&T Stock acquired with the proceeds of the Acquisition Loan or used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. The only assets of the Plan to which any person entitled to payment under the Acquisition Loan shall have any right are (i) the collateral of the Acquisition Loan, (ii) Contributions (other than in the form of M&T Stock) made under the Plan to meet the Plan's obligations under the Acquisition Loan, and (iii) earnings attributable to the collateral and to the investment of such Contributions.

                        (4) Default. In the event of a default on the Acquisition Loan, the value of Plan assets transferred in satisfaction of the Acquisition Loan shall not exceed the amount of the default. Any Acquisition Loan made to the Plan by a Disqualified Person, but not including an Acquisition Loan made to the Plan by an independent person and merely guaranteed by a Disqualified Person, shall provide that, upon default, Plan assets shall be transferred only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

                        (5) Rate of Interest. The rate of interest of the Acquisition Loan shall not be in excess of a reasonable rate of interest, considering all relevant factors including the amount and duration of the Acquisition Loan, the security and guarantee (if any) involved, the credit standing of the Plan and the guarantor (if any) and the interest rate then prevailing for comparable loans. A variable interest rate may be deemed to be reasonable when the foregoing factors are considered.

                        (6) Release from Encumbrance. The Acquisition Loan shall provide for the release from encumbrance of Plan assets used as collateral for the Acquisition Loan according to one of the following formulas, as specified by the Committee:

                                (i)     the number of shares of M&T Stock
released for each Plan Year during the term of the Acquisition Loan shall equal the number of shares of such Stock held immediately before release for the current Plan Year, multiplied by the amount of principal and interest paid for the Plan Year, divided by the amount of principal and interest both paid for the current Plan Year and remaining to be paid in all future Plan Years. The number of future Plan Years under the Acquisition Loan must be definitely ascertainable and shall not take into account any possible extensions or renewal periods. In computing the interest due in all future years on an Acquisition Loan with a variable interest rate, the interest rate applicable at the end of the current Plan Year shall be used. If the collateral for a Acquisition Loan consists of more than one class of M&T Stock, the number of shares of stock of each class to be released in any Plan Year shall be determined by applying the same fraction to each class; or



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                                (ii)    the number of shares of M&T Stock to be
released from encumbrance may be determined solely with reference to principal payments if (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate not less rapid at any time than level annual payment of such amounts for ten years, (B) the interest portion of any payment is disregarded only to the extent that it would be deemed to be interest under standard loan amortization tables, and (C) the sum of the expired duration of the Acquisition Loan and the period of any renewal or extension or the duration of a new Acquisition Loan does not exceed ten years.

                        (7) Term of Loan. The term of the Acquisition Loan shall be specific and shall not be payable on the demand of any person except in the case of default.

                (b)     Accounts and Allocations of Contributions.

                        (1) Suspense Account. Notwithstanding any provisions in Article 6 hereof to the contrary, the Trustee shall maintain a separate Suspense Account to which it shall add all M&T Stock acquired with the proceeds of an Acquisition Loan. All M&T Stock held in the Suspense Account shall be assets of the Plan. At the time an Acquisition Loan is made, the Committee shall inform the Trustee whether it is to release M&T Stock from the Suspense Account according to the formula set forth in (a)(6) above. At the end of each Plan Year the Trustee shall release such shares of M&T Stock from the Suspense Account in accordance with the applicable formula and shall withdraw such shares of M&T Stock from the Suspense Account. Immediately upon releasing M&T Stock from the Suspense Account, the Trustee shall allocate to the Participants' Accounts, the shares and fractions of shares withdrawn from the Suspense Account (subject to the limitations set forth in Article 6.03 hereof) in the same ratio that each Participant's Compensation bears to the total of all Participants' Compensation.

                        (2) Earnings. The Trustee shall allocate the earnings, if any, received with respect to M&T Stock held in the Suspense Account acquired with the proceeds of an Acquisition Loan as earnings of the Plan except to the extent that such earnings are used to repay the Acquisition Loan or are collateral for the Acquisition Loan. If the Plan receives cash dividends with respect to M&T Stock held in the Suspense Account, the Trustee may, as directed by the Committee, use such cash dividends to make payments on the Acquisition Loan. If the Plan receives cash dividends with respect to M&T Stock allocated to a Participant's Account acquired with the proceeds of an Acquisition Loan while the Plan remains obligated to make payments on the Acquisition Loan, the Trustee may, as directed by the Committee, use such cash dividends to make payments on the Acquisition Loan, provided, however, that the Trustee shall allocate to such Participant's Account M&T Stock with a fair market value at least equal to the amount of such cash dividend which, but for the repayment of the Acquisition Loan, would have been allocated to such Participant. If the cash dividends are not used to make payments on an Acquisition Loan, the cash dividends shall be distributed to the Participant or credited to the Participant's Account as described in Section 18.03 hereof. Notwithstanding the foregoing, no cash dividend on M&T Stock shall be applied to make payments on an Acquisition Loan unless the proceeds of such



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Acquisition Loan were used to (i) acquire the M&T Stock with respect to which such cash dividend was paid, or (ii) repay another Acquisition Loan the proceeds of which were used to acquire such M&T Stock.

                (c) Valuation. For the purposes of this Section 18.07, the valuation of all M&T Stock shall be the fair market value of the shares, as determined in good faith and based on all relevant factors for determining the fair market value of securities, on the date of valuation. In the case of a transaction between the Plan and a Disqualified Person, the date of valuation shall be the date of the transaction. For all other purposes relating to allocation, the date of valuation shall be the most recent Anniversary Date.

                (d) Distribution. If M&T Stock acquired with the proceeds of an Acquisition Loan consists of more than one class of securities, each Distributee (as defined in Section 18.06 hereof) shall receive substantially the same proportion of each class as such securities are held by the Trust Fund. The provisions of Article 9 hereof shall govern the form of Distribution.

                (e) Termination of the Plan. If this Plan ever ceases to be an employee stock ownership plan, all M&T Stock which has been acquired with proceeds of an Acquisition Loan shall continue, after the Acquisition Loan is paid, to be subject to Section 18.06 hereof.

                (f) Preemption. Any provision herein to the contrary notwithstanding, the provisions of this Section 18.07 shall govern all transactions relating to Acquisition Loans and M&T Stock acquired with the proceeds of such Loans.




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